==============================================================================

                               CREDIT AGREEMENT


                                  dated as of


                               October 21, 1998


                                     among





                        WINSTAR NETWORK EXPANSION, LLC,


                         WINSTAR COMMUNICATIONS, INC.,



                           The Lenders Party Hereto,


                     STATE STREET BANK AND TRUST COMPANY,
                             as Collateral Agent,


                                      and


                           LUCENT TECHNOLOGIES INC.,
                            as Administrative Agent



==============================================================================
                                                      [Reference No. 7725-042]

                               TABLE OF CONTENTS

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                                                                                                      Page

                                   ARTICLE I

                                  Definitions

SECTION 1.01.               Defined Terms.........................................................       1
SECTION 1.02.               Classification of Loans and
                              Borrowings..........................................................      33
SECTION 1.03.               Terms Generally.......................................................      33
SECTION 1.04.               Accounting Terms; GAAP................................................      34


                                   ARTICLE II

                                   The Loans

SECTION 2.01.               Commitments...........................................................      35
SECTION 2.02.               Loans and Borrowings..................................................      35
SECTION 2.03.               Requests for Borrowings...............................................      35
SECTION 2.04.               Funding of Borrowings.................................................      37
SECTION 2.05.               Interest Elections....................................................      38
SECTION 2.06.               Termination and Reduction of
                              Commitments.........................................................      40
SECTION 2.07.               Repayment of Loans; Evidence of Debt..................................      40
SECTION 2.08.               Amortization of Loans.................................................      41
SECTION 2.09.               Prepayment of Loans...................................................      46
SECTION 2.10.               Fees..................................................................      49
SECTION 2.11.               Interest..............................................................      50
SECTION 2.12.               Alternate Rate of Interest............................................      51
SECTION 2.13.               Increased Costs.......................................................      52
SECTION 2.14.               Break Funding Payments; Prepayment
                              Fees................................................................      53
SECTION 2.15.               Taxes.................................................................      54
SECTION 2.16.               Payments Generally; Pro Rata Treatment;
                              Sharing of Set-Offs.................................................      55
SECTION 2.17.               Mitigation Obligations; Replacement of
                              Lenders.............................................................      57


                                  ARTICLE III

                         Representations and Warranties

SECTION 3.01.               Organization; Powers..................................................      58

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
SECTION 3.02.               Authorization; Enforceability.........................................      58
SECTION 3.03.               Governmental Approvals; No Conflicts..................................      59
SECTION 3.04.               Financial Condition; No Material
                              Adverse Change......................................................      59
SECTION 3.05.               Properties and Licenses...............................................      60
SECTION 3.06.               Litigation and Environmental Matters..................................      60
SECTION 3.07.               Compliance with Laws and Agreements...................................      61
SECTION 3.08.               Investment and Holding Company Status.................................      61
SECTION 3.09.               Taxes.................................................................      61
SECTION 3.10.               ERISA.................................................................      61
SECTION 3.11.               Disclosure............................................................      62
SECTION 3.12.               Subsidiaries..........................................................      62
SECTION 3.13.               Insurance.............................................................      62
SECTION 3.14.               Labor Matters.........................................................      62
SECTION 3.15.               Supply Agreement......................................................      63
SECTION 3.16.               Security Agreement....................................................      63
SECTION 3.17.               Year 2000 Compliance..................................................      63


                                   ARTICLE IV

                                   Conditions

SECTION 4.01.               Effective Date........................................................      63
SECTION 4.02.               Each Borrowing........................................................      66


                                   ARTICLE V

                             Affirmative Covenants

SECTION 5.01.               Financial Statements and Other
                              Information.........................................................      67
SECTION 5.02.               Notices of Material Events............................................      69
SECTION 5.03.               Information Regarding Collateral......................................      70
SECTION 5.04.               Existence; Conduct of Business........................................      71
SECTION 5.05.               Payment of Obligations................................................      71
SECTION 5.06.               Maintenance of Properties.............................................      71
SECTION 5.07.               Insurance.............................................................      71
SECTION 5.08.               Books and Records; Inspection Rights..................................      73
SECTION 5.09.               Compliance with Laws and Agreements...................................      73
SECTION 5.10.               Use of Proceeds.......................................................      73
SECTION 5.11.               Further Assurances....................................................      73
SECTION 5.12.               Casualty and Condemnation.............................................      73




                                                                                                      Page


SECTION 5.13.               Interest Rate Protection..............................................      74
SECTION 5.14.               Additional Subsidiary Guarantors......................................      74

                                   ARTICLE VI

                               Negative Covenants

SECTION 6.01.               Indebtedness..........................................................      75
SECTION 6.02.               Liens.................................................................      77
SECTION 6.03.               Fundamental Changes...................................................      78
SECTION 6.04.               Investments, Loans, Advances,
                              Guarantees and Acquisitions; Asset
                              Sales...............................................................      80
SECTION 6.05.               Hedging Agreements....................................................      82
SECTION 6.06.               Restricted Payments...................................................      82
SECTION 6.07.               Transactions with Affiliates..........................................      83
SECTION 6.08.               Restrictive Agreements................................................      83
SECTION 6.09.               Repayment of Indebtedness.............................................      83
SECTION 6.10.               Limitation on Sale-Leaseback
                              Transactions........................................................      83
SECTION 6.11.               Secured Indebtedness to Total
                              Capitalization......................................................      84
SECTION 6.12.               Consolidated Indebtedness to Total
                              Capitalization......................................................      84
SECTION 6.13.               Consolidated Indebtedness to
                              Consolidated EBITDA.................................................      84
SECTION 6.14.               Consolidated EBITDA to Consolidated
                              Debt Service........................................................      84
SECTION 6.15.               Consolidated EBITDA to Consolidated
                              Interest Expense....................................................      85
SECTION 6.16.               Minimum Revenues......................................................      85
SECTION 6.17.               Use of Collateral.....................................................      85

                                  ARTICLE VII

                               Events of Default

Events of Default.......................................................................................86

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
                                  ARTICLE VIII

                                   The Agents

The Agents..............................................................................................90


                                   ARTICLE IX

                                 Miscellaneous

SECTION 9.01.               Notices...............................................................      92
SECTION 9.02.               Waivers; Amendments...................................................      93
SECTION 9.03.               Expenses; Indemnity; Damage Waiver....................................      94
SECTION 9.04.               Successors and Assigns................................................      96
SECTION 9.05.               Survival..............................................................      99
SECTION 9.06.               Counterparts; Integration;
                              Effectiveness.......................................................      99
SECTION 9.07.               Severability..........................................................     100
SECTION 9.08.               Right of Setoff.......................................................     100
SECTION 9.09.               Governing Law; Jurisdiction; Consent
                              to Service of Process...............................................     101
SECTION 9.10.               WAIVER OF JURY TRIAL..................................................     101
SECTION 9.11.               Headings..............................................................     102
SECTION 9.12.               Confidentiality.......................................................     102
SECTION 9.13.               Interest Rate Limitation..............................................     103



SCHEDULES:

Schedule 2.01  -- Commitments
Schedule 3.06  -- Disclosed Matters
Schedule 3.12  -- Subsidiaries
Schedule 3.13  -- Insurance
Schedule 6.01  -- Existing Indebtedness
Schedule 6.02  -- Permitted Liens
Schedule 6.04A -- Pending Acquisitions
Schedule 6.04B -- Existing Investments
Schedule 6.04C -- Permitted Asset Sales
Schedule 6.08  -- Existing Restrictions
Schedule 6.17  -- Customer Equipment





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                                                                         Page

EXHIBITS:

Exhibit A -- Form of Assignment and Acceptance
Exhibit B -- Form of Guarantee Agreement
Exhibit C -- Form of Indemnity and Contribution Agreement
Exhibit D -- Form of Perfection Certificate
Exhibit E -- Form of Security Agreement
Exhibit F -- Form of Equipment User Agreement

                           CREDIT AGREEMENT dated as of October 21, 1998, among
                  WINSTAR NETWORK EXPANSION, LLC, a Delaware limited liability company, WINSTAR COMMUNICATIONS, INC., a Delaware corporation, the LENDERS party hereto, STATE STREET BANK AND TRUST COMPANY, as Collateral Agent, and LUCENT TECHNOLOGIES INC., as Administrative Agent.

                  The parties hereto agree as follows:


                                   ARTICLE I

                                  Definitions

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                  "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "Acquisition Basket Amount" means, at any time, an amount equal to the sum of (a) $___________, plus (b) ____% of the aggregate Net Proceeds received by the Parent after the Effective Date and prior to such time from the issuance of additional shares of capital stock (other than Disqualified Stock) of the Parent (including options, warrants and other rights to purchase shares of such capital stock) (excluding the amount of any (A) Restricted Payments made pursuant to clause (b) of Section 6.06 and (B) Net Proceeds used to pay the consideration for any investment made by the Parent or a Restricted Subsidiary pursuant to clause (x) of Section 6.04(a)), plus (c) 40% of the aggregate Net Proceeds received by the Parent after the Effective Date and prior to such time from the issuance of Subordinated Indebtedness or Disqualified Stock, in each case satisfying the criteria set forth in clause
(viii) of Section 6.01(a), excluding any such Net Proceeds to the extent applied to refinance other Indebtedness.

                  "Acquisition Indebtedness" means any Indebtedness (a) issued as consideration in connection with any Permitted Acquisition or (b) incurred or assumed in connection with or otherwise resulting from any Permitted Acquisition.

                  "Additional Assets" means any capital assets used or useful in the business of the Parent and the Restricted Subsidiaries.

                  "Adjusted LIBO Rate" means, with respect to any LIBOR Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "Administrative Agent" means Lucent, in its capacity as administrative agent for the Lenders hereunder.

                  "Administrative Questionnaire" means an
Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "Affiliated Equipment User" means any Equipment User that is an Affiliate of the Parent (including any Restricted Subsidiary) or with which the Parent or a Restricted Subsidiary has entered into an agreement to provide management or operating services.

                  "Agents" means the Administrative Agent and the Collateral Agent.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "Applicable Rate" means, for any day, with respect to any Loan, the applicable rate per annum set forth below under the caption "ABR Spread" or "Eurodollar Spread", as the case may be, based on the Leverage Ratio as of the most recent determination date:


                                                                                            Eurodollar
                         Leverage Ratio                         ABR Spread                    Spread
                         --------------                         ----------                    ------
Category 1               <4.0 to 1.0                               ___%                        ___%

Category 2               >= 4.0 to 1.0                             ___%                        ___%
                         < 5.0 to 1.0

Category 3               >= 5.0 to 1.0                             ___%                        ___%
                         < 6.0 to 1.0

Category 4               >= 6.0 to 1.0                             ___%                        ___%
                         < 7.0 to 1.0

Category 5               >= 7.0 to 1.0                             ___%                        ___%
                         < 7.5 to 1.0

Category 6               >= 7.5 to 1.0                             ___%                        ___%

For purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Parent's fiscal year based upon the Parent's consolidated financial statements delivered pursuant to Section
5.01(a) or (b), except that, prior to delivery of the first such financial statements after the Effective Date, such determination shall be based upon the financial statements for the fiscal quarter ended June 30, 1998, referred to in
Section 3.04, and (ii) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Leverage Ratio shall be deemed to be in Category 6 (A) at any time that an Event of Default has occurred and is continuing or (B) if the Parent fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b) within 15 days after the end of the period specified therein for delivery thereof, during the period from the expiration of such 15-day period until such consolidated financial statements are delivered; provided further that if the Parent fails to deliver the consolidated financial statements required to be delivered by it pursuant to
Section 5.01(a) or (b) within the period specified therein for





                                                                             4

delivery thereof and, when such financial statements are delivered, the Applicable Rate resulting from the Leverage Ratio based upon such financial statements is greater than the Applicable Rate in effect immediately prior to the end of the period during which such financial statements were required to be delivered, then (x) the Applicable Rate shall be retroactively increased
(for the period from the expiration of the period specified in Section 5.01(a) or (b) for delivery of such consolidated financial statements until the earlier of the date such consolidated financial statements are delivered or the date of the expiration of the 15-day period referred to in clause (B) of the foregoing proviso) and (y) if any payments of interest have been made with respect to such period, the Borrower shall promptly make a supplemental payment of interest to correct the underpayment.

                  "Asset Acquisition" means (i) an investment by the Parent or any of the Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Parent or shall be merged into or consolidated with the Parent or any of the Restricted Subsidiaries or
(ii) an acquisition by the Parent or any of the Restricted Subsidiaries of the property and assets of any Person other than the Parent or any of the Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person.

                  "Asset Sale" means any sale, transfer or other disposition
(including by way of merger, consolidation or sale-leaseback transactions) in one transaction or a series of related transactions by the Parent or any of the Restricted Subsidiaries to any Person other than the Parent or any of the Restricted Subsidiaries of (i) all or any of the capital stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Parent or any of the Restricted
Subsidiaries or (iii) any other property or assets of the Parent or any of the Restricted Subsidiaries outside the ordinary course of business of the Parent or such Restricted Subsidiary; provided, that the following shall not be included within the meaning of "Asset Sale": (A) sales or other dispositions of inventory, receivables and other current assets; (B) sales or other dispositions of equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Parent or the Restricted Subsidiaries and (C) a substantially simultaneous exchange of, or a sale or disposition (other than 85% or more for cash or





                                                                             5

cash equivalents) by the Parent or any of the Restricted Subsidiaries of, licenses issued by the FCC or applications or bids therefor; provided, however, that the consideration received by the Parent or any such Restricted Subsidiary in connection with such exchange, sale or disposition shall be equal to the fair market value of licenses so exchanged, sold or disposed of, as determined by the Board of Directors of the Parent.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of the Borrower and Administrative Agent if required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

                  "Availability Period" means the Tranche 1 Availability Period,
Tranche 2 Availability Period, Tranche 3 Availability Period, Tranche 4
Availability Period or Tranche 5 Availability Period.

                  "Available Commitment" means, with respect to each Lender, its Commitment; provided that the aggregate "Available Commitments" of the Lucent Lenders shall not at any time exceed the excess, if any, of $500,000,000 over the aggregate principal amount of outstanding Loans and Deferred Interest that are held by the Lucent Lenders at such time. At any time that there is more than one Lucent Lender with a Commitment and the "Available Commitments" of the Lucent Lenders are limited as a result of the foregoing proviso, the aggregate "Available Commitments" of the Lucent Lenders may be allocated between the Lucent Lenders as agreed between such Lucent Lenders.

                  "Board" means the Board of Governors of the Federal
Reserve System of the United States of America.

                  "Borrower" means WinStar Network Expansion, LLC, a Delaware limited liability company.

                  "Borrowing" means a Loan or group of Loans of the same Class and Type, made, converted or continued on the same date and, in the case of LIBOR Loans, as to which a single Interest Period is in effect.

                  "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.





                                                                             6

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a LIBOR Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "Business Plan" means, for any fiscal year, the business plan of the Parent and the Restricted Subsidiaries for such fiscal year.

                  "Capital Expenditures" means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Parent and the Restricted Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Parent for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Parent and the Restricted Subsidiaries during such period.

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Change in Control" means (a) the acquisition of beneficial ownership, directly or indirectly, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), other than Mr.
William J. Rouhana, Jr., of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Parent; (b) occupation of a majority of the seats (other than vacant seats) on the Board of Directors of the Parent by Persons who were neither (i) nominated by the Board of Directors of the Parent nor (ii) appointed by directors so nominated; or (c) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person other than the Parent or a wholly-owned Restricted Subsidiary of any membership interest or other ownership or equity interest in the Borrower.





                                                                             7

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental
Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive
(whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Tranche 1 Loans, Tranche 2 Loans, Tranche 3 Loans, Tranche 4 Loans or Tranche 5
Loans.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral" means any and all "Collateral", as defined in the Security Agreement.

                  "Collateral Agent" means State Street Bank and Trust Company in its capacity as collateral agent for the Secured Parties (as defined in the Security Agreement) under the Security Agreement.

                  "Collateral Cost" means, with respect to any property or asset, the portion of the Purchase Price attributable to such property or asset, determined by reference to Lucent's invoice therefor, disregarding amounts attributable to installation and related services, other intangibles and sales taxes.

                  "Collateral Prepayment Amount" means, with respect to any Collateral Trigger Event an amount equal to the product of (a) the sum of the aggregate principal amount of the Loans outstanding at the time plus all Deferred Interest thereon, multiplied by (b) a fraction, the numerator of which shall be the total Collateral Cost of the properties or assets that are the subject of the applicable Collateral Trigger Event, and the denominator of which shall be the total Collateral Cost of all properties and assets constituting Collateral immediately prior to such Collateral Trigger Event;
provided that if a Collateral Trigger Event described in clause (b) of the definition of "Collateral Trigger Event" occurs and if the Borrower has replaced the affected property or asset as





                                                                             8

contemplated by the proviso to the definition of "Collateral Trigger Event", but the replacement property or assets do not have a value equivalent to or greater than the property or asset that was the subject of such Collateral
Trigger Event (determined immediately prior to giving effect to the applicable event), then the "Collateral Prepayment Amount" in respect of such Collateral
Trigger Event shall be reduced by an amount equal to the Collateral Cost of the replacement property or assets.

                  "Collateral Trigger Event" means:

                  (a) any direct or indirect sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset constituting Collateral; or

                  (b) any casualty or other damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset constituting Collateral;

and the aggregate Collateral Cost of all properties and assets affected by any such events described in clause (a) or (b) above (other than those events as to which a prepayment has been made pursuant to Section 2.09(c) or, in the case of events described in clause (b) above, as to which the affected properties or assets have been repaired, restored or replaced in accordance with the requirements set forth below) exceeds the Collateral Trigger Threshhold at the time; provided that an event referred to in clause (b) above shall not constitute a "Collateral Trigger Event" if (i) the Borrower elects, by notice to the Administrative Agent, to repair, restore or replace the affected property or asset, as promptly as practicable, but in any event within 180 days
(or, if it is not reasonably practicable to do so within 180 days, then 360 days), after the Collateral Trigger Threshhold is reached in accordance with the requirements of this proviso, (ii) all Net Proceeds from such event are deposited with the Collateral Agent to be held as cash collateral pursuant to the Security Agreement, subject to release to pay the costs of such repair, restoration, replacement or purchase as and when due, (iii) the Borrower promptly commences and diligently pursues such repair, restoration or replacement and (iv) in the case of a replacement, each property or asset acquired pursuant to such replacement (A) is acquired by the Borrower pursuant to the Supply Agreement (if the Supply Agreement is in effect at





                                                                             9

the time and the property or asset that was the subject of the applicable event was Lucent Product), (B) has a value equivalent to or greater than the property or asset that was the subject of the applicable event (determined immediately prior to giving effect to the applicable event), (C) becomes Collateral effective upon such replacement, free and clear of all Liens (other than the Lien of the Security Agreement), and (D) is not financed with any Borrowings hereunder (except to the extent the purchase price thereof exceeds the greater of (i) the Collateral Cost of the property or asset subject to such event and
(ii) the Net Proceeds of such event); provided further that, if at the expiration of the 180-day (or, if applicable, 360-day) period commencing on any date that the Collateral Trigger Threshhold is reached the Borrower has not substantially completed the repair, restoration or replacement of the affected property or asset in accordance with all the requirements of the foregoing proviso, then a "Collateral Trigger Event" shall be deemed to have occurred at the expiration of such 180-day (or, if applicable 360-day) period.

                  "Collateral Trigger Threshhold" means, at any time, an amount equal to the greater of $5,000,000 or 2.50% of the total Collateral Cost of all properties and assets constituting Collateral at the time.

                  "Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Loans hereunder during any Availability Period, expressed as an amount representing the maximum principal amount of the Loans to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $2,000,000,000.

                  "Consolidated Debt Service" means, for any period, Consolidated Interest Expense for such period plus any scheduled payments of principal of Indebtedness of the Parent and the Restricted Subsidiaries during such period.

                  "Consolidated EBITDA" means, for any period, Consolidated Net
Income for such period (adjusted to exclude all extraordinary items and Non-Recurring Items), plus,





                                                                            10

without duplication and to the extent deducted from revenues in determining
Consolidated Net Income, the sum of (a) the aggregate amount of Consolidated
Interest Expense for such period, (b) the aggregate amount of income tax expense for such period, (c) all amounts attributable to depreciation and amortization for such period and (d) preferred stock dividends in respect of any Disqualified Stock for such period, all as determined on a consolidated basis with respect to the Parent and the Restricted Subsidiaries in accordance with GAAP.

                  "Consolidated Indebtedness" means, as of any date of determination, the aggregate principal amount of Indebtedness (including
Disqualified Stock) of the Parent and the Restricted Subsidiaries outstanding as of such date determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Interest Expense" means, for any period, the sum of (a) the interest expense, both expensed and capitalized (including the interest component in respect of Capital Lease Obligations, but excluding any such interest expense of any Person for any period that the income (or loss) of such Person is excluded from the calculation of Consolidated Net Income by reason of clause (c) of the definition of "Consolidated Net Income"), accrued by the Parent and the Restricted Subsidiaries during such period plus (b) preferred stock dividends in respect of Disqualified Stock for such period, in each case determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Income" means, for any period, net income or loss of the Parent and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Person in which any other Person (other than the Parent or any Restricted Subsidiary or any director holding qualifying shares in compliance with applicable law) has a joint interest, except to the extent of the amount of dividends or other distributions (including distributions made as a return of capital or repayment of principal of advances) actually paid to the Parent or any Restricted Subsidiary by such Person, (b) the income of any Unrestricted Subsidiary, except to the extent of the amount of dividends or other distributions (including distributions made as a return of capital or repayment of principal of advances) actually paid to the Parent or any Restricted Subsidiary by such Unrestricted Subsidiary during such period, and (c) the income (or loss) of any Person accrued prior to the date it becomes



                                                                            11

a Restricted Subsidiary or is merged into or consolidated with the Parent or any Restricted Subsidiary or the date such Person's assets are acquired by the Parent or any Restricted Subsidiary.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Deferred Interest" means any interest on any Loan, or any interest on any Deferred Interest on such Loan, that is deferred rather than paid when due as provided in clause (iv) of Section 2.11(d). Deferred Interest on any Loan shall continue to constitute interest on (and not principal of) such Loan for all purposes hereof.

                  "Designated Loan" means any Loan held by any Lender (other than a Lucent Lender) that has been designated by Lucent as a "Designated Loan" pursuant to the separate letter agreement among Lucent, the Borrower and the Parent dated the date of this Agreement.

                  "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

                  "Disqualified Stock" means any capital stock of the Parent or any Restricted Subsidiary which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock, (iii) requires the payment of dividends other than dividends payable solely in additional shares of capital stock of the Parent (other than Disqualified Stock) or (iv) is redeemable or subject to required repurchase at the option of the holder thereof, in whole or in part.


                                                                            12

                  "dollars" or "$" refers to lawful money of the United States of America.

                  "Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section
9.02).


                  "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous
Material or to health and safety matters.

                  "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Parent or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous
Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "Equipment User" has the meaning assigned to such term in
Section 6.17.

                  "Equipment User Agreement" means an agreement among the Borrower, the Administrative Agent, the Collateral Agent and one or more
Equipment Users, substantially in the form of Exhibit F.

                  "ERISA" means the Employee Retirement Income Security Act of
1974, as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Parent, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.



                                                                            13

                  "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency"
(as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Parent or any of its ERISA
Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Parent or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Parent or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Parent or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Parent or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal
Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Event of Default" has the meaning assigned to such term in
Article VII.

                  "Excess Cash Flow" means, for any fiscal year of the Parent, the sum (without duplication) of the following (provided that Excess Cash Flow shall be zero for any fiscal year that the sum of the following would otherwise be less than zero):

                  (a) the Consolidated Net Income of the Parent and the Restricted Subsidiaries for such fiscal year, adjusted to exclude any gains or losses attributable to Prepayment Events or Collateral
         Trigger Events; plus

                  (b) depreciation, amortization and other non-cash charges or losses deducted in determining such Consolidated Net Income for such fiscal year (including Deferred Interest and any other interest expense accrued for such fiscal year that is not payable currently in cash); plus


                                                                            14

                  (c) the sum of (i) the amount, if any, by which Net Working
         Capital decreased during such fiscal year plus (ii) the amount, if any, by which the consolidated deferred revenues of the Parent and the Restricted Subsidiaries increased during such fiscal year plus (iii) the aggregate principal amount of Capital Lease Obligations and other
         Indebtedness incurred by the Parent or any of the Restricted
         Subsidiaries during such fiscal year to finance Capital Expenditures, to the extent that principal payments in respect of such Indebtedness would not be excluded from clause (f) below when made; minus

                  (d) the sum of (i) any non-cash gains included in determining such Consolidated Net Income for such fiscal year plus (ii) the amount, if any, by which Net Working Capital increased during such fiscal year plus (iii) the amount, if any, by which the consolidated deferred revenues of the Parent and its Restricted Subsidiaries decreased during such fiscal year; minus

                  (e) Capital Expenditures for such fiscal year; minus

                  (f) the aggregate principal amount of Indebtedness, and the aggregate amount of Deferred Interest, repaid or prepaid by the Parent and the Restricted Subsidiaries during such fiscal year, excluding (i)
         Loans and Deferred Interest prepaid pursuant to Section 2.09(b), (c) or (d), (ii) repayments or prepayments of Indebtedness financed by incurring other Indebtedness, to the extent that mandatory principal payments in respect of such other Indebtedness would not be excluded from this clause (f) when made and (iii) Indebtedness referred to in clause (ii), (vii), (ix), (x) or (xi) of Section 6.01.

                  "Excluded Taxes" means, with respect to either Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign
Lender (other than an assignee pursuant


                                                                            15

to a request by the Borrower under Section 2.17(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign
Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section
2.15(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.15(a).

                  "FCC" means the United States Federal Communications
Commission (and any successor thereto).

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal
Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average
(rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three
Federal funds brokers of recognized standing selected by it.

                  "Financial Officer" means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.

                  "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

                  "Foreign Telecommunications Subsidiary" has the meaning assigned to such term in the definition of "Unrestricted Subsidiary".

                  "Four Quarter Period" has the meaning assigned to such term in the definition of "Unrestricted Subsidiary".


                  "GAAP" means, subject to Section 1.04(b), generally accepted accounting principles in the United States of America.


                                                                            16

                  "Governmental Authority" means the government of the United
States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Guarantee Agreement" means the Guarantee and Subordination
Agreement among the Parent, the Guarantor Subsidiaries and the Administrative
Agent, substantially in the form of Exhibit B.

                  "Guarantor Subsidiaries" means all Restricted Subsidiaries other than the Borrower, Special Purpose Equipment Subsidiaries, Special Purpose
License Subsidiaries, Special Purpose Financing Subsidiaries and Non-Material
Subsidiaries.

                  "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or


                                                                            17

medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid,
(d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business that are not overdue by more than 60 days), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances and
(k) all Disqualified Stock of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes.


                                                                            18

                  "Indemnity and Contribution Agreement" means the Indemnity,
Subrogation and Contribution Agreement among the Loan Parties and the Administrative Agent, substantially in the form of Exhibit C.

                  "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05.

                  "Interest Payment Date" means (a) with respect to any ABR
Loan (or Deferred Interest thereon), the last day of each March, June, September and December and (b) with respect to any LIBOR Loan (or Deferred
Interest thereon), the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a LIBOR Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

                  "Interest Period" means, with respect to any LIBOR Borrowing,

the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest
Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.


                                                                            19

                  "Leverage Ratio" means, on any date, the ratio of (a)
Consolidated Indebtedness as of such date to (b) 400% of Consolidated EBITDA for the fiscal quarter of the Parent ended on such date or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Parent most recently ended prior to such date.

                  "LIBOR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "LIBO Rate" means, with respect to any LIBOR Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Markets
Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business
Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such LIBOR Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative
Agent (or, if the Administrative Agent at the time is not a commercial bank, any commercial bank based in New York City selected by the Administrative Agent for the purpose of quoting such rate, provided that such commercial bank has a combined capital and surplus and undivided profits of not less than $500,000,000) in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option,


                                                                            20

call or similar right of a third party with respect to such securities.

                  "Loan Documents" means this Agreement, the Guarantee
Agreement, the Security Agreement and the Indemnity and Contribution Agreement.

                  "Loan Parties" means the Parent, the Borrower and the Guarantor Subsidiaries.

                  "Loans" means the loans made or deemed made to the Borrower pursuant to this Agreement.

                  "Lucent" means Lucent Technologies Inc.

                  "Lucent Lender" means any Lender that is Lucent or an Affiliate of Lucent.

                  "Lucent Product" has the meaning assigned to such term in the Supply Agreement.

                  "Material Adverse Effect" means a material adverse effect on
(a) the business, condition (financial or otherwise), operations, performance or properties of the Parent and the Restricted Subsidiaries taken as a whole,
(b) the ability of the Parent or the Borrower to perform any of its material obligations under any Loan Document or (c) the rights of or benefits available to the Lenders under any Loan Document.

                  "Material Indebtedness" means Indebtedness (other than the
Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Loan Parties in an aggregate principal amount exceeding
$10,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of a Loan Party in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Loan Party would be required to pay if such Hedging
Agreement were terminated at such time.

                  "Maturity Date" means (a) in respect of the Tranche 1 Loans, the Tranche 1 Maturity Date, (b) in respect of the Tranche 2 Loans, the Tranche
2 Maturity Date, (c) in respect of the Tranche 3 Loans, the Tranche 3 Maturity
Date, (d) in respect of the Tranche 4 Loans, the Tranche 4 Maturity



                                                                            21

Date and (e) in respect of the Tranche 5 Loans, the Tranche 5 Maturity Date.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Proceeds" means, with respect to any event (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Parent and the Restricted Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale or other disposition of an asset (including pursuant to a casualty or condemnation), the amount of all payments required to be made by the Parent and the Restricted Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Parent and the Restricted Subsidiaries, and the amount of any reserves established by the Parent and the Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Parent).

                  "Net Working Capital" means, at any date, (a) the consolidated current assets of the Parent and the Restricted Subsidiaries as of such date
(excluding cash and Permitted Investments) minus (b) the consolidated current liabilities of the Parent and the Restricted Subsidiaries as of such date
(excluding current liabilities in respect of Indebtedness), determined on a consolidated basis in accordance with GAAP. Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

                  "Non-Material Subsidiaries" means, at any time, any Restricted
Subsidiary that has been designated by the Parent as identified on Schedule 3.12 or by written notice to the



                                                                              22

Administrative Agent as a "Non-Material Subsidiary" and as to which such designation has not been withdrawn by the Parent by written notice thereof to the Administrative Agent; provided that (a) the total combined assets of all Non-Material Subsidiaries and their Restricted Subsidiaries (determined on a consolidated basis in accordance with GAAP) shall not at any time exceed 5% of the total assets of the Parent and the Restricted Subsidiaries, (b) the total combined revenues of all Non-Material Subsidiaries (determined on a consolidated basis in accordance with GAAP) shall not, for any fiscal quarter, exceed 5% of the total revenues of the Parent and the Restricted Subsidiaries for such fiscal quarter and (c) a Non- Material Subsidiary shall not Guarantee any Indebtedness or other obligations of any other Person. If any of the criteria set forth in the foregoing proviso are not satisfied, the Parent shall immediately withdraw its designation with respect to such Non-Material
Subsidiaries as shall be necessary in order for such criteria to be satisfied.

                  "Non-Recurring Items" means, for any period, (a) all non-recurring items that do not involve any payment of cash by the Parent or any Restricted Subsidiary during such period or any future period and (b) non-recurring items set forth on the Parent's consolidated statement of operations for such period below the operating income line in respect of (i) gains or losses on sales or dispositions of assets outside the ordinary course of business, (ii) discontinued operations, (iii) the effects of changes in accounting principles or methods, (iv) write-downs on any investments of the Parent or any Restricted Subsidiary in any Person (other than the Parent or a Restricted Subsidiary) and (v) any restructuring charges, including the amount of any such restructuring charge to cover cash payouts to laid-off employees of the Parent or a Restricted Subsidiary.

                  "Obligations" has the meaning assigned to such term in the Security Agreement.

                  "Other Service Licenses" means Service Licenses other than Special Service Licenses.

                  "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan
Document.





                                                                              23

                  "Parent" means WinStar Communications, Inc., a
Delaware corporation.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Perfection Certificate" means a certificate in the form of Exhibit D or any other form approved by the Collateral Agent.

                  "Permitted Acquisition" means any acquisition (other than an acquisition described on Schedule 6.04A) of a Special Service License or all or substantially all the assets of, or a majority of the shares or other equity interests in, a Person or a division or line of business of a Person if, immediately after giving effect thereto, (a) no Default has occurred and is continuing or would result therefrom, (b) all transactions related thereto have been consummated in all material respects in accordance with applicable laws,
(c) in the case of an acquisition of shares or other equity interests in a Person, such acquisition results in such Person being merged with and into a Restricted Subsidiary or becoming a Restricted Subsidiary of the Parent and (i) in the case of an acquisition of shares or other equity interests in a Person that is organized under the laws of any jurisdiction in the United States of America or a substantial portion of the assets of which are located in the United States of America, at least 80% of all shares or other equity interests in all Restricted Subsidiaries resulting from such acquisition are owned, directly or indirectly, by the Parent, or (ii) in the case of any other such acquisition, at least a majority of all shares or other equity interests in all Restricted Subsidiaries resulting from such acquisition are owned, directly or indirectly, by the Parent, (d) the Parent and the Restricted Subsidiaries are in compliance, on a pro forma basis after giving effect to such acquisition, with the covenants contained in Sections 6.11, 6.12, 6.13, 6.14, 6.15 and 6.16 recomputed as of the last day of the most recently ended fiscal quarter of the Parent for which financial statements are available as if such acquisition had occurred on the first day of each relevant period for testing such compliance,
(e) the consideration for such acquisition shall have consisted solely of common stock or Permitted Preferred Stock of the Parent (including options, warrants or other rights to purchase shares of such common stock or Permitted
Preferred Stock), cash, Indebtedness of the Parent or a





                                                                              24

Restricted Subsidiary, or a combination of the foregoing, (f) after giving effect to such acquisition, the aggregate amount of cash consideration paid in connection with all acquisitions constituting "Permitted Acquisitions"
(disregarding amounts paid or received pursuant to customary purchase price adjustments and indemnification provisions, and net of all Net Proceeds previously received from sales of assets acquired pursuant to Permitted
Acquisitions in accordance with clause (viii) of Section 6.04(b)), plus the aggregate principal amount of all Acquisition Indebtedness issued as consideration in connection with or incurred or assumed in connection with or otherwise resulting from such acquisitions (on a cumulative basis, including
Acquisition Indebtedness previously repaid or prepaid), shall not exceed the Acquisition Basket Amount at the time (provided that the aggregate principal amount of all such Acquisition Indebtedness shall not exceed 33 1/3% of the Acquisition Basket Amount), and (g) the Parent has delivered to the Administrative Agent, not less than five Business Days prior to such acquisition, an officer's certificate to the effect set forth in clauses (a) through (f) above, together with all relevant financial information for the business or entity being acquired.

                  "Permitted Encumbrances" means:

                  (a) Liens imposed by law for taxes, assessments, governmental charges or similar claims that are not yet due or are being contested in compliance with Section 5.05;

                  (b) statutory or common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other similar Liens, arising in the ordinary course of business and securing obligations that are not yet delinquent or are being contested in compliance with Section 5.05;

                  (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

                  (d) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, surety and appeal bonds, government contracts, performance and return-of-money





                                                                              25

         bonds and other obligations of a like nature, in each case in the ordinary course of business, and a bank's unexercised right of set-off with respect to deposits made in the ordinary course;

                  (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

                  (f) easements, municipal and zoning ordinances, rights-of-way and similar encumbrances on or defects or other irregularities of title to real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Parent or any Restricted Subsidiary;

                  (g) interests of lessees under leases or subleases granted by the Parent or a Restricted Subsidiary as lessor that do not materially interfere with the ordinary course of business of the Parent and the Restricted Subsidiaries, taken as a whole;

                  (h) Liens encumbering property or assets under construction arising from progress or partial payments made by a customer of the Parent or a Restricted Subsidiary relating to such property or assets;

                  (i) any interest or title of a lessor in any property subject to any lease otherwise permitted by the Loan Documents; and

                  (j) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

                  "Permitted Investments" means:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United
         States of America (or by any agency thereof to the extent such obligations are backed





                                                                              26

         by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United
         States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; and

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

                  "Permitted Preferred Stock" means capital stock of the Parent
(other than Disqualified Stock) of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of the Parent, over shares of capital stock of any other class of the Parent.

                  "Permitted Receivables Financing" means an arrangement for financing accounts receivable of one or more Restricted Subsidiaries pursuant to which such accounts receivable are sold, without recourse (except as customary in accounts receivable financing arrangements), to a Special Purpose
Financing Subsidiary or to banks or other financial institutions pursuant to a "true sale" transaction and, in the case of a sale to a Special Purpose
Financing Subsidiary, such Subsidiary either resells such accounts receivable to banks or other financial institutions or borrows under a credit facility provided to it by banks or other financial institutions and secured by such accounts receivable.






                                                                              27

                  "Permitted Receivables Indebtedness" means Indebtedness of one or more Restricted Subsidiaries for borrowed money under one or more revolving credit facilities; provided that (a) such Indebtedness is for working capital purposes and is secured by accounts receivable of one or more
Restricted Subsidiaries and (b) the aggregate principal amount of all such Indebtedness outstanding at any time does not exceed 80% of such accounts receivable net of reserves and allowances for doubtful accounts, determined in accordance with GAAP.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section
412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Prepayment Event" means:

                  (a) any direct or indirect sale, transfer or other disposition after the Effective Date (including pursuant to a sale and leaseback transaction) of any property or asset (other than Collateral) of the Parent or any Restricted Subsidiary (other than dispositions described in clauses (i), (ii), (iii), (v), (vi), (viii),
         (x), (xii) and (to the extent such sales are made in the ordinary course of business) (ix) of Section 6.04(b)); or

                  (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset (other than Collateral) of the Parent or any Restricted Subsidiary after the Effective Date;

provided that (i) such events shall not constitute "Prepayment Events" to the extent that the aggregate Net Proceeds from all such events are less than $15,000,000 (or on and after January 1, 2002, $30,000,000) during any fiscal year of the Parent, (ii) any such event referred to in clause (a) above shall not constitute a "Prepayment Event" if the Parent elects (by notice to the Administrative Agent within five Business





                                                                              28

Days after receipt of the Net Proceeds of such event) to reinvest the Net
Proceeds of such event in Additional Assets as promptly as practicable, but in any event within 180 days, after the receipt of the Net Proceeds of such event and (iii) any such event referred to in clause (b) above shall not constitute a "Prepayment Event" if the Parent elects (by notice to the Administrative Agent within five Business Days after receipt of the Net Proceeds of such event) to apply the Net Proceeds of such event to repair, restore or replace the affected property or asset or to reinvest such Net Proceeds in Additional Assets as promptly as practicable, but in any event within 180 days, after the receipt of the Net Proceeds of such event; provided further that, if at the expiration of the 180-day period referred to in clause (ii) or (iii) above less than all the Net Proceeds of such event have been reinvested or applied as provided therein, then a "Prepayment Event" shall be deemed to have occurred at the expiration of such 180-day period with Net Proceeds equal to the Net Proceeds that have not been so reinvested or applied. Notwithstanding the foregoing, any Asset Sale or similar event that would not otherwise constitute a Prepayment Event hereunder but, under the terms of any indenture or other agreement governing any Material
Indebtedness, would require any prepayment or redemption of, or offer to prepay or redeem, any such Indebtedness to the extent that the Net Proceeds therefrom are not reinvested within a specified period of time, shall constitute a Prepayment Event to the extent that the Net Proceeds therefrom are not reinvested in accordance with clause (ii) above.

                  "Prime Rate" means the rate of interest per annum published from time to time in the "Money Rates" column (or any successor column) of The
Wall Street Journal as the prime rate or, if such rate shall cease to be so published or is not available for any reason, the rate of interest publicly announced from time to time by any commercial bank based in New York City selected by the Administrative Agent for the purpose of quoting such rate, provided such commercial bank has a combined capital and surplus and undivided profits of not less than $500,000,000. Each change in the Prime Rate shall be effective from and including the date such change is published.

                  "Purchase Money Debt Limit" means (a) during the period prior to January 1, 2003, $________ and (b) during the period on and after January 1, 2003, and prior to January 1, 2004, $_________; provided that the Purchase
Money Debt Limit





                                                                              29

in effect at any time shall be increased upon any termination or reduction of the Commitments pursuant to Section 2.06(d) by an amount equal to the Commitments so terminated or the amount by which the Commitments are so reduced, as the case may be.

                  "Purchase Price" means amounts paid or payable for Products
(as defined in the Supply Agreement) pursuant to invoices delivered pursuant to the Supply Agreement.

                  "Register" has the meaning set forth in Section 9.04.

                  "Related Parties" means, with respect to any specified
Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Repayment" means, in respect of any Indebtedness, the direct or indirect repayment, prepayment, redemption, purchase, acquisition, defeasance, retirement or other satisfaction of the principal of such Indebtedness, in whole or in part, whether optional or mandatory. "Repay" has a meaning correlative thereto.

                  "Required Lenders" means, at any time, Lenders having outstanding Loans, Deferred Interest and Commitments representing more than 50% of the sum of the total outstanding Loans, Deferred Interest and Commitments at such time; provided that at any time (on or after the first date on which Lenders (other than Lucent Lenders) hold Commitments, Loans and Deferred
Interest aggregating $100,000,000 or more) that Lucent Lenders have outstanding
Loans, Deferred Interest and Commitments representing more than 50% of the sum of all outstanding Loans, Deferred Interest and Commitments at such time, "Required Lenders" means each of (i) the Lucent Lenders at such time and (ii) other Lenders holding more than 50% of the outstanding Loans, Deferred Interest and Commitments (excluding those held by Lucent Lenders) at such time.

                  "Restricted Payment" means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Parent or any Restricted
Subsidiary, (b) any Repayment of any Subordinated Indebtedness or (c) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or





                                                                              30

termination of any shares of any class of capital stock of the Parent or any Restricted Subsidiary or any option, warrant or other right to acquire any such shares of capital stock of the Parent or any Restricted Subsidiary.

                  "Restricted Subsidiary" means any Subsidiary that is not an Unrestricted Subsidiary.

                  "S&P" means Standard & Poor's.

                  "Secured Indebtedness" means any Indebtedness of the Parent or any Restricted Subsidiary that is secured by a Lien on any asset of the Parent or any Subsidiary.

                  "Security Agreement" means the Security Agreement between the Borrower and the Collateral Agent, substantially in the form of Exhibit E.

                  "Service Licenses" means licenses, permits, certifications and other authorizations issued or granted by the FCC or state or other regulatory authorities permitting or authorizing utilization of radio waves, air waves or portions of the air wave or radio wave spectrum for purposes of transmitting sound, data, video or other forms of communication, including authorizations to provide personal communications service, cellular service or local multipoint distribution service or to be a common carrier or to provide local, intralata or interlata communications service.

                  "Special Purpose Equipment Subsidiary" means any Restricted
Subsidiary that is established to own equipment (other than assets constituting
Collateral or other assets the removal or loss of which would adversely affect the value of assets constituting Collateral) and to finance the acquisition of such equipment by incurring Indebtedness prior to or within 90 days after the acquisition of such equipment; provided that (a) the only Indebtedness of such Restricted Subsidiary is Indebtedness incurred to finance the acquisition of such equipment and such Indebtedness is otherwise permitted by this Agreement,
(b) such Indebtedness does not exceed the cost of such equipment (plus the amount of any cash proceeds of such Indebtedness held by such Restricted
Subsidiary pending purchase of equipment to be purchased with such proceeds) and finances not less than 80% of the cost thereof, (c) such Restricted
Subsidiary does not own any assets other than the equipment so financed, other immaterial assets incidental to the ownership of such equipment, cash proceeds of such





                                                                              31

Indebtedness (and Permitted Investments made with such proceeds) pending the purchase of such equipment with such proceeds and rights as lessor under any leases of such equipment and (d) such Restricted Subsidiary does not engage in any other activity (other than activities incidental to the ownership, financing, sale and leasing of such equipment); provided further that any such Restricted Subsidiary shall cease to constitute a "Special Purpose Equipment
Subsidiary" when all such Indebtedness of such Restricted Subsidiary has been repaid. Each of WEC and WEC II shall constitute a Special Purpose Equipment
Subsidiary so long as it shall satisfy the foregoing criteria.

                  "Special Purpose Financing Subsidiary" means any Restricted
Subsidiary that is established in connection with a Permitted Receivables
Financing; provided that (a) the activities of such Restricted Subsidiary are limited to the purchase of accounts receivable without recourse to the Parent or any other Restricted Subsidiary, the resale or financing thereof pursuant to such Permitted Receivables Financing and activities incidental thereto and (b) such Restricted Subsidiary does not have any Indebtedness other than Indebtedness incurred to finance accounts receivable purchased by it.

                  "Special Purpose License Subsidiary" means any Restricted
Subsidiary that is established to own or hold one or more Service Licenses for the telecommunications business conducted by one or more other Restricted
Subsidiaries; provided that such Restricted Subsidiary (a) does not own any other assets (other than immaterial assets incidental to the ownership of such Service Licenses), (b) does not engage in any other activity (other than activities incidental to the ownership of such Service Licenses) and (c) does not have any Indebtedness.

                  "Special Service Licenses" means Service Licenses that are limited in number for a specified area, territory or market, including Service
Licenses for personal communications service, cellular service or other mobile wireless service. Special Service Licenses do not include Service Licenses for the 38GHz radio spectrum, fixed local multipoint distribution service or for other fixed wireless services.

                  "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate





                                                                              32

of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which any commercial banks subject to regulation by the Board are subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBOR
Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve
Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Subordinated Indebtedness" means any Indebtedness of the Parent or any Restricted Subsidiary (other than Indebtedness owing to the Parent or a Restricted Subsidiary) that is, by its terms, subordinated in right of payment to the payment of any of the Obligations.

                  "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Subsidiary" means any subsidiary of the Parent.

                  "Supply Agreement" means the Supply Agreement dated as of October 21, 1998 between Lucent and the Parent.

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Telecommunications Assets" means any (i) entity or business substantially all the revenues of which are derived from (a) providing transmission of sound, data or video; (b) the sale or provision of phone cards, "800" services, voice mail, switching, enhanced telecommunications services,





                                                                              33

telephone directory or telephone number information services or telecommunications network intelligence; or (c) any business ancillary or directly related to the businesses referred to in clause (a) or (b) above and
(ii) any assets used primarily to effect such transmission or provide the products or services referred to in clause (a) or (b) above and any directly related or ancillary assets, including licenses and applications, bids and agreements to acquire licenses, or other authority to provide transmission services previously granted, or to be granted, by the FCC or state or other regulatory authorities.

                  "Telecommunications Subsidiary" means (i) WinStar Gateway
Network, Inc., WinStar Wireless, Inc., WinStar Milliwave, Inc., WinStar Locate,
Inc., and WinStar Wireless Fiber Corp. and, in each case, its successors and
(ii) any other Restricted Subsidiary that holds more than a de minimis amount of Telecommunications Assets.

                  "Total Capitalization" means, as of any date of determination, the sum of (a) Consolidated Indebtedness as of such date plus
(b) the amount of paid in capital of the Parent on such date determined on a consolidated basis in accordance with GAAP plus (c), if positive, the retained earnings of the Parent on such date determined on a consolidated basis in accordance with GAAP.

                  "Tranche 1 Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Tranche 1
Availability Termination Date and the date of termination of the Commitments.

                  "Tranche 1 Availability Termination Date" means the earlier of (i) the first anniversary of the Effective Date and (ii) the date the Commitments are fully drawn.

                  "Tranche 1 Loans" means Loans made or deemed made pursuant to this Agreement during the Tranche 1 Availability Period.

                  "Tranche 1 Maturity Date" means the date that is the sixteenth scheduled Tranche 1 Payment Date.

                  "Tranche 1 Payment Date" means each March 31, June 30,
September 30 and December 31, commencing on and including the first such date that occurs after the fourth





                                                                              34

anniversary of the Effective Date, and ending on and including the Tranche 1 Maturity Date.

                  "Tranche 2 Availability Period" means the period from and including the Tranche 1 Availability Termination Date to but excluding the earlier of the Tranche 2 Availability Termination Date and the date of termination of the Commitments.

                  "Tranche 2 Availability Termination Date" means the earlier of (i) the second anniversary of the Effective Date and (ii) the date the Commitments are fully drawn.

                  "Tranche 2 Loans" means Loans made or deemed made pursuant to this Agreement during the Tranche 2 Availability Period.

                  "Tranche 2 Maturity Date" means the date that is the sixteenth scheduled Tranche 2 Payment Date.

                  "Tranche 2 Payment Date" means each March 31, June 30,
September 30 and December 31, commencing on and including the first such date that occurs after the fourth anniversary of the first day of the Tranche 2
Availability Period, and ending on and including the Tranche 2 Maturity Date.

                  "Tranche 3 Availability Period" means the period from and including the Tranche 2 Availability Termination Date to but excluding the earlier of the Tranche 3 Availability Termination Date and the date of termination of the Commitments.

                  "Tranche 3 Availability Termination Date" means the earlier of (i) the third anniversary of the Effective Date and (ii) the date the Commitments are fully drawn.

                  "Tranche 3 Loans" means Loans made or deemed made pursuant to this Agreement during the Tranche 3 Availability Period.

                  "Tranche 3 Maturity Date" means the date that is the sixteenth scheduled Tranche 3 Payment Date.

                  "Tranche 3 Payment Date" means each March 31, June 30,
September 30 and December 31, commencing on and including the first such date that occurs after the fourth





                                                                              35

anniversary of the first day of the Tranche 3 Availability Period, and ending on and including the Tranche 3 Maturity Date.

                  "Tranche 4 Availability Period" means the period from and including the Tranche 3 Availability Termination Date to but excluding the earlier of the Tranche 4 Availability Termination Date and the date of termination of the Commitments.

                  "Tranche 4 Availability Termination Date" means the earlier of (i) the fourth anniversary of the Effective Date and (ii) the date the Commitments are fully drawn.

                  "Tranche 4 Loans" means Loans made or deemed made pursuant to this Agreement during the Tranche 4 Availability Period.

                  "Tranche 4 Maturity Date" means the date that is the sixteenth scheduled Tranche 4 Payment Date.

                  "Tranche 4 Payment Date" means each March 31, June 30,
September 30 and December 31, commencing on and including the first such date that occurs after the fourth anniversary of the first day of the Tranche 4
Availability Period, and ending on and including the Tranche 4 Maturity Date.

                  "Tranche 5 Availability Period" means the period from and including the Tranche 4 Availability Termination Date to but excluding the earlier of the Tranche 5 Availability Termination Date and the date of termination of the Commitments.

                  "Tranche 5 Availability Termination Date" means the earlier of (i) the fifth anniversary of the Effective Date and (ii) the date the Commitments are fully drawn.

                  "Tranche 5 Loans" means Loans made or deemed made pursuant to this Agreement during the Tranche 5 Availability Period.

                  "Tranche 5 Maturity Date" means the date that is the sixteenth scheduled Tranche 5 Payment Date.

                  "Tranche 5 Payment Date" means each March 31, June 30,
September 30 and December 31, commencing on and





                                                                              36

including the first such date that occurs after the fourth anniversary of the first day of the Tranche 5 Availability Period, and ending on and including the Tranche 5 Maturity Date.

                  "Transactions" means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans and the use of the proceeds thereof.

                  "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

                  "Unrestricted Subsidiary" means (i) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Parent in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Parent may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary), other than the Borrower, a Guarantor Subsidiary, a Special
Purpose Equipment Subsidiary or a Special Purpose License Subsidiary, to be an
Unrestricted Subsidiary unless such Subsidiary owns any capital stock of, or owns or holds any Lien on any property of, the Parent or any Restricted
Subsidiary; provided, that neither the Parent nor the Restricted Subsidiaries has any Guarantee of any Indebtedness of such Subsidiary outstanding at the time of such designation and either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, that such designation would be permitted under the provisions of
Section 6.04. Notwithstanding the foregoing, WinStar New Media Company, Inc.,
WinStar Credit Corp., WinStar Multichannel Corp., WinStar LHC2, LLC and WinStar
Global Products, Inc. and their direct and indirect subsidiaries are Unrestricted Subsidiaries. The Board of Directors of the Parent may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that immediately after giving effect to such designation (x) except with respect to such designation of a Foreign Telecommunications Subsidiary, the Leverage Ratio is greater than zero and less than 5.0 to 1.0 and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors of the Parent shall be evidenced to the Administrative Agent by filing with the





                                                                              37

Administrative Agent a certified copy of the resolution of the Board of Directors of the Parent giving effect to such designation and a certificate of a Financial Officer of the Parent certifying that such designation complied with the foregoing conditions. Anything to the contrary contained in this Agreement notwithstanding, no Telecommunications Subsidiary may be designated an Unrestricted Subsidiary unless (a) such Telecommunications Subsidiary is organized in a jurisdiction outside the United States of America and substantially all of its assets and operations are located and conducted outside the United States of America or (b) such Telecommunications Subsidiary is a holding company and substantially all its assets consist of investments in Telecommunications Subsidiaries described in clause (a) above (each such Subsidiary described in clause (a) and (b) above, a "Foreign Telecommunication
Subsidiary"). For purposes of this definition, the Leverage Ratio shall be computed at the end of the most recent fiscal quarter for which financial statements were furnished to the Administrative Agent pursuant to Section
5.01(a) or (b). For purposes of this definition, in calculating the Leverage
Ratio (x) pro forma effect shall be given to any Indebtedness incurred from the beginning of the period of four consecutive quarters of the Parent ended on the date of such computation, or if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Parent most recently ended prior to such date (any such four full fiscal quarter period being referred to herein as a "Four Quarter Period") through the date of such designation (including any Indebtedness incurred on the date of such designation), to the extent outstanding on the date of such designation, (y) if during the period commencing on the first day of such Four Quarter Period through the date of such designation (the "Reference Period"), the Parent or any of the Restricted Subsidiaries shall have engaged in any Asset Sale, Consolidated EBITDA for such period shall be reduced by an amount equal to Consolidated EBITDA (if positive), or increased by an amount equal to Consolidated EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale and any related retirement of Indebtedness as if such Asset Sale and related retirement of Indebtedness has occurred on the first day of such Reference Period or (z) if during such Reference Period, the Parent or any of the Restricted Subsidiaries shall have made any such Asset
Acquisition, Consolidated EBITDA shall be calculated on a pro forma basis as if such Asset Acquisition and any incurrence of Indebtedness to finance such Asset
Acquisition had taken place on the first day of such Reference Period.





                                                                              38

                  "WEC" means WinStar Equipment Corp., a Delaware corporation.

                  "WEC II" means WinStar Equipment II Corp., a
Delaware corporation.

                  "Withdrawal Liability" means liability to a Multiemployer
Plan as a result of a complete or partial withdrawal from such Multiemployer
Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class
(e.g., a "Tranche 1 Loan") or by Type (e.g., a "LIBOR Loan") or by Class and
Type (e.g., a "Tranche 1 LIBOR Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Tranche 1 Borrowing") or by Type (e.g., a "LIBOR
Borrowing") or by Class and Type (e.g., a "Tranche 1 LIBOR Borrowing").

                  SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase
"without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise
(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words
"herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, contract rights, licenses and intellectual property.





                                                                              39

                  SECTION 1.04. Accounting Terms; GAAP. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Parent notifies the Administrative Agent that the Parent requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Parent that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                  (b) Each reference herein to any financial term, definition or computation that is to be calculated for or with respect to the Parent and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP shall be calculated excluding and without giving effect to any consolidated subsidiary of the Parent that is not a Restricted Subsidiary (including
Unrestricted Subsidiaries) or any investment therein or earnings thereon, except to the extent otherwise expressly provided herein.


                                   ARTICLE II

                                   The Loans

                  SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender with an Available Commitment agrees to make Loans to the Borrower at any time and from time to time during each Availability Period in an aggregate principal amount not exceeding its remaining Available Commitment at the time. Amounts repaid in respect of Loans may not be reborrowed.

                  SECTION 2.02.  Loans and Borrowings.  (a)  Each Loan
shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Available Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations





                                                                              40

hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) Subject to Section 2.12, each Borrowing shall be comprised entirely of LIBOR Loans or ABR Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any LIBOR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

                  (c) At the commencement of each Interest Period for any LIBOR
Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $5,000,000. Borrowings of more than one
Type and Class may be outstanding at the same time; provided that there shall not be more than 12 LIBOR Borrowings of the same Class outstanding at the same time.

                  (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing as a LIBOR Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date for the Loans included in such Borrowing.

                  SECTION 2.03. Requests for Borrowings. To request a
Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a LIBOR Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed
Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing;
provided that (i) the Borrower may make only one request for a Borrowing in any single calendar month (it being understood that all Borrowings made by the Borrower on the same date shall be treated as a single request for a Borrowing for purposes of this limitation) and (ii) if any Lucent Lender has an Available
Commitment at the time of such Borrowing and any portion of the proceeds of such Borrowing to be funded by such Lucent Lender would be required to be funded by such Lucent Lender other than as a credit against amounts owing to Lucent or an Affiliate of Lucent as provided in Section 2.04, then the applicable Borrowing Request shall be made not later than five Business Days before





                                                                              41

the date of the proposed Borrowing (in the case of a LIBOR Borrowing) or three
Business Days before the date of the proposed Borrowing (in the case of an ABR
Borrowing). Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative
Agent of a written Borrowing Request in a form approved by the Administrative
Agent and signed by the Borrower. Each such telephonic and written Borrowing
Request shall specify the following information in compliance with Section
2.02:

                  (i) the aggregate amount of such Borrowing and a reasonably detailed description of the use of the proceeds therefrom (and each written Borrowing Request shall attach copies of all invoices to be paid with such proceeds) and indicating the portion, if any, of such Borrowing that is financing the Purchase Price of any Third Party
         Products (as defined in the Supply Agreement);

                  (ii) the date of such Borrowing, which shall be a Business
         Day;

                  (iii) whether such Borrowing is to be a LIBOR Borrowing or an ABR Borrowing;

                  (iv) in the case of a LIBOR Borrowing, the initial Interest
         Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                  (v) the location and number of the account or accounts to which funds (if any) are to be disbursed, which shall comply with the requirements of Section 2.04.

If no election as to the Type of Borrowing is specified, then the requested
Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested LIBOR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender with an Available Commitment of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.






                                                                              42

                  SECTION 2.04. Funding of Borrowings. (a) Each Lender with an
Available Commitment shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The
Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request. Notwithstanding the foregoing, if the proceeds of any Borrowing are to be used to make any payment to or for the account of Lucent or any Affiliate thereof (i) if any Lucent Lender has an Available Commitment, then such Lucent Lender may make its Loan by crediting the amount thereof against the payment obligations to Lucent or any such Affiliate and shall be deemed to have made a Loan in the amount of such credit and (ii) the Administrative Agent will make the Loans of the other Lenders available to the Borrower by promptly crediting the amounts so received from such other Lenders, in immediately available funds, to an account of Lucent maintained with the Administrative Agent for such purpose, to the extent of the proceeds of such Loans designated to be used to make payments to Lucent or any of its Affiliates (after giving effect to any credits pursuant to clause (i) above) and the balance, if any, of such proceeds shall be made available to the Borrower as provided in the preceding sentence.

                  (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative
Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with



                                                                              43

banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans of the same Class. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

                  SECTION 2.05. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a LIBOR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a LIBOR Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

                  (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic
Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest
Election Request in a form approved by the Administrative Agent and signed by the Borrower.

                  (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02 and paragraph (f) of this Section:

                  (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);






                                                                              44

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be a LIBOR
         Borrowing or an ABR Borrowing; and

                  (iv) if the resulting Borrowing is a LIBOR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a LIBOR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d) Promptly following receipt of an Interest Election
Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) If the Borrower fails to deliver a timely Interest
Election Request with respect to a LIBOR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a LIBOR Borrowing and (ii) unless repaid, each LIBOR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

                  (f) A Borrowing of any Class may not be converted to or continued as a LIBOR Borrowing if after giving effect thereto (i) the Interest
Period therefor would commence before and end after a date on which any principal of the Loans of such Class is scheduled to be repaid and (ii) the sum of the aggregate principal amount of outstanding LIBOR Borrowings of such Class with Interest Periods ending on or prior to such scheduled repayment date plus the aggregate principal amount of outstanding ABR Borrowings of such Class would be less than the aggregate principal amount of Loans of such Class required to be repaid on such scheduled repayment date.





                                                                              45

                  SECTION 2.06.  Termination and Reduction of
Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Tranche 5 Availability
Termination Date.

                  (b) On the date of each Loan made by any Lender such Lender's
Commitment shall be reduced by an amount equal to such Loan. On each date that interest on a Loan of any Lender is deferred pursuant to clause (iv) of Section
2.11(d), such Lender's Commitment shall be reduced by the amount of such Deferred Interest.

                  (c) In the event that a prepayment would be required pursuant to paragraph (b), (c), (d) or (e) of Section 2.09, all Commitments then in effect shall be reduced ratably by an aggregate amount equal to the excess, if any, of the amount of the required prepayment over the aggregate principal amount of Loans and Deferred Interest outstanding immediately prior to giving effect to such prepayment.

                  (d) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that each reduction of the Commitments pursuant to this paragraph (d) shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000.

                  (e) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (d) of this Section at least one Business Day prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative
Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments pursuant to paragraph (d) of this Section shall be made ratably among the Lenders in accordance with their respective Commitments; provided that the Borrower may, in its discretion, reduce the Commitments of Lucent
Lenders in excess of their Available Commitments pursuant to such paragraph (d) without reducing the Commitments of other Lenders.

                  SECTION 2.07.  Repayment of Loans; Evidence of Debt.
(a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the





                                                                              46

then unpaid principal amount of each Loan of such Lender and any Deferred
Interest thereon as provided in Section 2.08.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest (including Deferred Interest) payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest (including Deferred Interest) due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender such a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent.
Thereafter, the Loans evidenced by such promissory note and interest thereon
(including Deferred Interest) shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  SECTION 2.08.  Amortization of Loans.  (a)  Subject
to adjustment pursuant to paragraph (g) of this Section, the Borrower shall repay Tranche 1 Borrowings and Deferred
Interest thereon on each Tranche 1 Payment Date in an





                                                                              47

aggregate amount equal to 6.250% of the sum of all Tranche 1 Loans made or deemed made hereunder and all Deferred Interest thereon (including amounts previously repaid or prepaid).

                  (b) Subject to adjustment pursuant to paragraph (g) of this Section, the Borrower shall repay Tranche 2 Borrowings and Deferred Interest thereon on each Tranche 2 Payment Date in an aggregate amount equal to 6.250% of the sum of all Tranche 2 Loans made or deemed made hereunder and all Deferred Interest thereon (including amounts previously repaid or prepaid).

                  (c) Subject to adjustment pursuant to paragraph (g) of this Section, the Borrower shall repay Tranche 3 Borrowings and Deferred Interest thereon on each Tranche 3 Payment Date in an aggregate amount equal to 6.250% of the sum of all Tranche 3 Loans made or deemed made hereunder and all Deferred Interest thereon (including amounts previously repaid or prepaid)

                  (d) Subject to adjustment pursuant to paragraph (g) of this Section, the Borrower shall repay Tranche 4 Borrowings and Deferred Interest thereon on each Tranche 4 Payment Date in an aggregate amount equal to 6.250% of the sum of all Tranche 4 Loans made or deemed made hereunder and all Deferred Interest thereon (including amounts previously repaid or prepaid).

                  (e) Subject to adjustment pursuant to paragraph (g) of this Section, the Borrower shall repay Tranche 5 Borrowings and Deferred Interest thereon on each Tranche 5 Payment Date in an aggregate amount equal to 6.250% of the sum of all Tranche 5 Loans made or deemed made hereunder and all Deferred Interest thereon (including amounts previously repaid or prepaid).

                  (f) To the extent not previously paid, all Loans of each Class and Deferred Interest thereon shall be due and payable on the Maturity
Date with respect to Loans of such Class.

                  (g) Any prepayment of a Borrowing (and Deferred Interest thereon, if applicable) of any Class shall be applied to reduce ratably the subsequent scheduled repayments of the Borrowings and Deferred Interest thereon of such Class to be made pursuant to this Section; provided that any prepayment of a Borrowing and Deferred Interest thereon of any Class that is





                                                                              48

made pursuant to Section 2.09(a) shall be applied to reduce the subsequent scheduled repayments of the Borrowings of such Class to be made pursuant to this Section in reverse chronological order.

                  (h) Prior to any repayment of any Borrowings of any Class hereunder, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment; provided that each repayment of Borrowings of any Class shall be applied to repay any outstanding ABR Borrowings of such Class before any other
Borrowings of such Class. If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid, such repayment shall be applied, first, to repay any outstanding ABR Borrowings of the applicable Class and, second, to other Borrowings of the applicable Class in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first). Each repayment of a Borrowing or Deferred Interest thereon shall be applied, first, ratably to Deferred Interest on the Loans included in the repaid Borrowing and, second, ratably to the Loans included in the repaid Borrowing. Repayments of Borrowings or Deferred Interest thereon shall be accompanied by the payment of accrued interest (other than Deferred Interest) on the amount thereof.

                  SECTION 2.09.  Prepayment of Loans.  (a)  The
Borrower shall have the right at any time and from time to time to prepay any Borrowing or Deferred Interest thereon in whole or in part subject to the requirements of this Section.

                  (b) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Parent or any Restricted Subsidiary in respect of any Prepayment Event, the Borrower shall, within six Business Days after such Net Proceeds are received, prepay Borrowings and Deferred Interest in an aggregate amount equal to such Net Proceeds.

                  (c) In the event and on each occasion that any Collateral
Trigger Event occurs, the Borrower shall, within three Business Days after the date that such Collateral Trigger Event occurs, prepay Borrowings and Deferred
Interest in an aggregate amount equal to the Collateral Prepayment Amount with respect to such Collateral Trigger Event.





                                                                              49

                  (d) Following the end of each fiscal year of the Parent, commencing with the first fiscal year ending after the date of this Agreement for which there is any Excess Cash Flow, the Borrower shall prepay Borrowings and Deferred Interest in an aggregate amount equal to 50% of Excess Cash Flow for such fiscal year. Each prepayment pursuant to this paragraph shall be made on or before the date on which financial statements are delivered pursuant to
Section 5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within 90 days after the end of such fiscal year).

                  (e) In the event and on each occasion that the Parent or any Restricted Subsidiary Repays any Indebtedness of the Parent or any Restricted
Subsidiary or Indebtedness for borrowed money which the Parent or any Restricted Subsidiary has Guaranteed, then the Borrower shall, within three
Business Days after the date of such Repayment, prepay Borrowings and Deferred
Interest in an aggregate amount equal to the product of (x) the sum of the aggregate principal amount of the Loans outstanding at the time plus Deferred
Interest thereon, multiplied by (y) a fraction, the numerator of which is the aggregate principal amount of such Repayment, and the denominator of which is the amount of Consolidated Indebtedness immediately prior to such Repayment
(excluding Indebtedness in respect of the Loans and Deferred Interest and Indebtedness outstanding under revolving credit facilities); provided that prepayments of Borrowings and Deferred Interest shall not be required pursuant to this paragraph in respect of (i) any Repayment of the Loans, (ii) any scheduled repayment or mandatory prepayment of Indebtedness, (iii) any Repayment of Indebtedness to the extent such Repayment is refinanced by incurring other Indebtedness that (A) has a scheduled maturity date that is on or after the scheduled maturity date of the Indebtedness being refinanced, (B) has a weighted average life to maturity that is equal to or longer than the remaining weighted average life to maturity of the Indebtedness being refinanced, determined immediately prior to giving effect to such Repayment,
(C) does not include any provisions that may require mandatory Repayment thereof prior to scheduled maturity, other than scheduled repayments taken into consideration in determining compliance with clause (B) above and other provisions that are not materially more burdensome than any such provisions included in the Indebtedness being refinanced, (D) is issued or incurred by the same Person that issued or incurred the Indebtedness being refinanced and is not Guaranteed or secured by any Lien unless the Indebtedness





                                                                              50

being refinanced was Guaranteed or secured (in which case such Indebtedness shall not be Guaranteed by any Person that did not Guarantee the Indebtedness being refinanced and shall not be secured by a Lien on any asset that did not secure the Indebtedness being refinanced) and (E) is subordinated to the Obligations on terms no less favorable than the terms on which the Indebtedness being refinanced was so subordinated, if such refinanced Indebtedness is Subordinated Indebtedness, (iv) any Repayment of Indebtedness outstanding under a revolving credit facility to the extent that (A) the commitments of the lenders to make loans thereunder remain in effect after giving effect to such Repayment and (B) the borrower thereunder does not voluntarily reduce the principal amount available under such revolving credit facility within six months of any such prepayment, or (v) any Repayment of any Permitted
Receivables Financing or Permitted Receivables Indebtedness.

                  (f) Prior to any optional or mandatory prepayment of Borrowings or Deferred Interest hereunder, the Borrower shall select the Borrowing or Borrowings (and Deferred Interest thereon) to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph
(g) of this Section; provided that each prepayment of Borrowings of any Class shall be applied to prepay ABR Borrowings of such Class before any other
Borrowings of such Class. In the event of any optional or mandatory prepayment of Borrowings made at a time when Borrowings or Deferred Interest of more than one Class are outstanding, the Borrower shall select Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated among the Classes pro rata based on the aggregate principal amount of outstanding Borrowings
(plus the aggregate amount of Deferred Interest thereon at the time) of each such Class.

                  (g) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a LIBOR Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing (and Deferred Interest thereon) or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice,





                                                                              51

the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing (and Deferred Interest thereon) shall be in an amount that is an integral multiple of $100,000 and not less than $5,000,000, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing or Deferred Interest shall be applied, first, ratably to Deferred Interest on the Loans included in the prepaid Borrowing and, second, ratably to the Loans included in the prepaid
Borrowing. Prepayments of Borrowings or Deferred Interest thereon shall be accompanied by the payment of accrued interest(other than Deferred Interest) on the amount prepaid.

                  (h) Notwithstanding the foregoing, any Lender who holds a Designated Loan may, by notice to the Administrative Agent by telephone
(confirmed by telecopy) at least one Business Day prior to the applicable prepayment date, decline all or any portion of any prepayment of such Designated Loan pursuant to this Section (other than an optional prepayment pursuant to paragraph (a) of this Section, which may not be declined), in which case the aggregate amount of the prepayment that would have been applied to prepay such Designated Loan but was so declined shall be applied to prepay other Loans (other than Designated Loans) in accordance with paragraph (f) of this Section. Any Lender holding a Designated Loan who is entitled to, but does not, decline any such prepayment shall not be entitled to receive any prepayment fee pursuant to paragraph (b) of Section 2.14 with respect to such prepayment.

                  SECTION 2.10. Fees. (a) The Borrower agrees to pay to the
Administrative Agent for the account of each Lender a commitment fee, which shall accrue (at the rate per annum separately agreed) on the average daily amount of the Available Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which the Commitments terminate. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).






                                                                              52

                  (b) The Borrower agrees to pay to Lucent, for its own account, fees in the amounts and at the times separately agreed.

                  (c) The Borrower agrees to pay to the Administrative Agent
(if other than Lucent) and the Collateral Agent, for its own account, fees in the amounts and at the times separately agreed.

                  (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, (i) to the applicable Agent, (ii) to Lucent, in the case of fees payable to it, or (iii) to the Administrative
Agent, in the case of commitment fees, for distribution to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

                  SECTION 2.11.  Interest.  (a)  The Loans comprising
each ABR Borrowing (and Deferred Interest thereon) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

                  (b) The Loans comprising each LIBOR Borrowing (and Deferred
Interest thereon) shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

                  (c) Notwithstanding the foregoing if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

                  (d) All accrued interest (other than Deferred Interest) on each Loan and all accrued interest on the Deferred Interest on such Loan (other than Deferred Interest) shall be payable in arrears on each Interest Payment
Date for such Loan; provided that (i) interest accrued pursuant to paragraph
(c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (or Deferred Interest thereon), accrued interest on the principal amount of such Loan (or on such Deferred Interest, as the case may be) repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan (including accrued





                                                                              53

interest on any Deferred Interest thereon) shall be payable on the effective date of such conversion and (iv) the Borrower may, at its option, elect to defer payment of any interest payable on any Loan (including interest payable on Deferred Interest thereon, but excluding Deferred Interest that becomes due pursuant to the terms of this Agreement) of any Class until the earlier of (A) the date on which such Loan and Deferred Interest thereon are repaid or prepaid and (B) the end of the Availability Period for Loans of such Class; provided further that (1) any Deferred Interest on any Loan (including Deferred Interest on Deferred Interest) shall accrue interest from and including the date on which such Deferred Interest was initially due at the same rate as the principal amount of such Loan, (2) to the extent that the amount of any interest to be deferred with respect to any Loan of any Lender pursuant to clause (iv) above would, when aggregated with any Loan to be made by such Lender on the applicable Interest Payment Date, exceed the amount of such Lender's Available Commitment on such Interest Payment Date, such interest shall not be deferred on such date and shall be payable as provided herein, and
(3) interest shall not be deferred (and shall be payable as provided herein) with respect to the portion of the outstanding Loans of any Class incurred to finance the Purchase Price of any Third Party Products (as defined in the Supply Agreement).

                  (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate
Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed
(including the first day but excluding the last day). The applicable Alternate
Base Rate or Adjusted LIBO Rate shall be determined in accordance with this Agreement by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  SECTION 2.12.  Alternate Rate of Interest.  If prior
to the commencement of any Interest Period for a LIBOR
Borrowing:

                  (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or





                                                                              54

                  (b) the Administrative Agent is advised by a majority in interest of the Lenders participating in such Borrowing that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest
Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBOR Borrowing shall be ineffective and
(ii) if any Borrowing Request requests a LIBOR Borrowing, such Borrowing shall be made as an ABR Borrowing.

                  SECTION 2.13.  Increased Costs.  (a)  If any Change
in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

                  (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or LIBOR Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

                  (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law





                                                                              55

(taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

                  (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and the basis therefor shall be delivered to the Borrower by the applicable Lender (with a copy to the Administrative Agent) and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

                  (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  SECTION 2.14. Break Funding Payments; Prepayment Fees. (a) In the event of (i) the payment of any principal of any LIBOR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (ii) the conversion of any LIBOR Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto, or (iv) the assignment of any LIBOR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a LIBOR Loan, such loss, cost or expense to any Lender shall be deemed to include an amount





                                                                              56

determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this paragraph shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (b) Subject to Section 2.09(h), in the event of the payment of any principal of any Designated Loan of any Class of any Lender (other than in the amounts and on the dates scheduled to be paid in accordance with Section
2.08), the Borrower shall pay to the Administrative Agent, for the account of such Lender, at the time of such payment (in addition to any other amounts payable hereunder, including any amounts payable under paragraph (a) of this Section) a prepayment fee in the amount separately agreed.

                  SECTION 2.15. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan
Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.






                                                                              57

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document
(including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment delivered to the Borrower by a Lender, or by the Administrative
Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified
Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Each Foreign Lender shall deliver to the Borrower (with a copy to the Administrative Agent) two copies of either United States Internal
Revenue Service Form 1001 or Form 4224, or, in the case of a Foreign Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form
W-8, or any subsequent versions thereof or successors thereto (and, if such Foreign Lender delivers a Form W-8, a certificate representing that such Foreign Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder of the Borrower (within the meaning of Section
871(h)(3)(B) of the Code) and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Foreign Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the





                                                                              58

Borrower under this Agreement or any other Loan Document. Such forms shall be delivered by each Foreign Lender on or before the date it becomes a party to this Agreement or designates a new lending office. In addition, each Foreign
Lender shall deliver such forms promptly upon the obsolescence, expiration or invalidity of any form previously delivered by such Foreign Lender.
Notwithstanding any other provision of this Section 2.15, a Foreign Lender shall not be required to deliver any form pursuant to this Section 2.15 that such Foreign Lender is not legally able to deliver.

                  (f) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower pursuant to this Section 2.15, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made by the Borrower under this Section 2.15 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Nothing contained in this Section 2.15 shall require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower or any other Person.

                  SECTION 2.16. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest or fees, or of amounts payable under Section 2.13, 2.14 or 2.15, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at The Chase Manhattan Bank, New York, New York, ABA no.
_____________, account no. ______________, phone no. (212) 552-2222 (or such



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                                                                              59

other account as the Administrative Agent shall from time to time specify by notice), except that payments pursuant to Sections 2.10(b), 2.10(c), 2.13, 2.14, 2.15 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

                  (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

                  (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans





                                                                              60

to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).
The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

                  (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative
Agent in accordance with banking industry rules on interbank compensation.

                  (e) Without limiting the generality of paragraph (a) above, the Borrower's obligations to make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or otherwise) shall be absolute and unconditional and shall not be subject to any delay, reduction, set-off, counterclaim, defense or recoupment for any reason, including any failure of any equipment or other assets acquired pursuant to the Supply Agreement or any part thereof, or any dispute with, breach of representation or warranty by or claim against any supplier, manufacturer, installer, vendor or distributer, including Lucent. The provisions of this paragraph shall not be construed as a waiver by the Parent or the Borrower of any rights they may have under the Supply Agreement.

                  SECTION 2.17.  Mitigation Obligations; Replacement
of Lenders.  (a)  If any Lender requests compensation under
Section 2.13, or if the Borrower is required to pay any



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                                                                              61

additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then, if requested by the Borrower, such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment made at the Borrower's request.

                  (b) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section
2.15, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.





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                                                                              62

                                  ARTICLE III

                         Representations and Warranties

                  Each of the Parent and the Borrower represents and warrants to the Lenders that:

                  SECTION 3.01. Organization; Powers. Each of the Parent and the Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite company or corporate, as the case may be, power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

                  SECTION 3.02.  Authorization; Enforceability.  The

Transactions to be entered into by each Loan Party are within such Loan Party's corporate or company, as the case may be, powers and have been duly authorized by all necessary corporate or company, as the case may be, and, if required, stockholder or member, as the case may be, action. This
Agreement has been duly executed and delivered by each of the Parent and the Borrower and constitutes, and each other Loan
Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Parent, the Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  SECTION 3.03. Governmental Approvals; No Conflicts. The
Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Security Agreement, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Loan Party or any order of any Governmental
Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument evidencing or



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                                                                              63

governing any Material Indebtedness or any other material indenture, agreement or other instrument binding upon any Loan Party or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party, except Liens created under the Security Agreement.

                  SECTION 3.04. Financial Condition; No Material Adverse
Change. (a) The Parent has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 1997, reported on by Grant
Thornton LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 1998, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent and its consolidated subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments in the case of the statements referred to in clause (ii) above.

                  (b) Since June 30, 1998, there has been no material adverse change in the business, condition (financial or otherwise), operations, performance or properties of the Parent and the Restricted Subsidiaries, taken as a whole.

                  SECTION 3.05. Properties and Licenses. (a) Each of the Loan
Parties has good title to, or valid leasehold interests in, all the real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

                  (b) Each of the Loan Parties owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Loan Parties does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  (c) The Parent and the Restricted Subsidiaries have all licenses and permits that are material to the business of the Parent and the Restricted Subsidiaries. Each license or





                                                                              64

permit that is material to the business of the Parent and the Restricted
Subsidiaries, is valid and in full force and effect, and the Parent and the Restricted Subsidiaries are in compliance in all material respects with the terms and conditions thereof.

                  SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Parent or the Borrower, threatened against or affecting the Parent or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

                  (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Parent or any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

                  (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

                  SECTION 3.07. Compliance with Laws and Agreements. Each of the Parent and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.






                                                                              65

                  SECTION 3.08. Investment and Holding Company Status. None of the Loan Parties is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding
Company Act of 1935.

                  SECTION 3.09. Taxes. Each of the Loan Parties has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the applicable Loan Party has set aside on its books adequate reserves or (b) the filing of local Tax returns and reports to the extent that the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each such Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards
No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No.87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 the fair market value of the assets of all such underfunded Plans.

                  SECTION 3.11. Disclosure. The Parent and the Borrower have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which any of the Loan Parties is subject that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse
Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative
Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so



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                                                                              66

furnished, including the Parent's publicly available filings with the Securities and Exchange Commission) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
provided that, with respect to projected financial information, the Parent and the Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

                  SECTION 3.12. Subsidiaries. Schedule 3.12 sets forth as of the date of this Agreement the name of, and the ownership interest of the Parent in, each Subsidiary of the Parent and identifies each such Subsidiary
(other than the Borrower) as either an Unrestricted Subsidiary, a Special
Purpose Equipment Subsidiary, a Special Purpose License Subsidiary, a Special
Purpose Financing Subsidiary, a Non- Material Subsidiary or a Guarantor
Subsidiary.

                  SECTION 3.13. Insurance. Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of the Parent and its Restricted Subsidiaries as of the date of this Agreement. As of the date of this Agreement, all premiums in respect of such insurance have been paid.

                  SECTION 3.14. Labor Matters. As of the date hereof, there are no strikes, lockouts or slowdowns against any Loan Party pending or, to the knowledge of the Parent or the Borrower, threatened. The hours worked by and payments made to employees of the Loan Parties have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from any Loan Party, or for which any claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the applicable Loan Party. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party is bound.

                  SECTION 3.15.  Supply Agreement.  The Supply
Agreement is in full force and effect. The Borrower (i) is in compliance in all material respects with the terms and conditions of the Supply Agreement and (ii) has not terminated, nor taken any action which could result in the



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                                                                              67

termination of, the Supply Agreement (except during the Disengagement Period, as defined in the Supply Agreement).

                  SECTION 3.16.  Security Agreement.  The
representations and warranties in the Security Agreement are true and correct.

                  SECTION 3.17. Year 2000 Compliance. Any reprogramming required to permit the proper functioning, in and following the year 2000, of
(a) the computer systems of the Parent and the Subsidiaries and (b) equipment containing embedded microchips and the testing of all such systems and equipment, as so reprogrammed, will be completed by November 30, 1999, except to the extent that failure to do so would not have a Material Adverse Effect.
The cost to the Parent and the Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Parent and the Subsidiaries (including reprogramming errors and the failure of others' systems or equipment) could not reasonably be expected to have a Material
Adverse Effect.


                                   ARTICLE IV

                                   Conditions

                  SECTION 4.01. Effective Date. The obligations of the Lenders to make the initial Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

                  (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Agents and the Lenders, dated the Effective Date and addressing such matters relating to the Loan
         Parties, the Loan Documents and the Transactions as the Administrative
         Agent shall reasonably request, in each case in form and substance





                                                                              68

         reasonably satisfactory to the Administrative Agent) of each of (i)
         Graubard Mollen & Miller, counsel for the Parent and the Borrower,
         (ii) Willkie Farr & Gallagher, special FCC counsel for Parent and the
         Borrower, and (iii) Cravath, Swaine & Moore, counsel for Lucent. The
         Parent and the Borrower hereby request their counsel referred to in clauses (i) and (ii) of this paragraph to deliver such opinions.

                  (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                  (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of each of the Parent and the Borrower, confirming compliance with the conditions set forth in paragraphs (a), (b) and (c) of Section 4.02.

                  (e) The Agents and Lucent shall be satisfied that all fees and other amounts due and payable to them hereunder on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document, have been paid or will be paid from the proceeds of a Borrowing to be made on the Effective Date.

                  (f) The Lenders shall be reasonably satisfied with the corporate and legal structure and capitalization of the Parent and the Restricted Subsidiaries, including the charter and by-laws of the Parent and each Restricted Subsidiary and each agreement or instrument evidencing Indebtedness.

                  (g) The Administrative Agent shall have received (i) counterparts of the Guarantee Agreement signed on behalf of the Parent and each Guarantor Subsidiary and (ii) counterparts of the Indemnity and Contribution Agreement signed on behalf of each Loan Party.





                                                                              69

                  (h) The Collateral Agent shall have received (i) counterparts of the Security Agreement signed on behalf of the Borrower, (ii) counterparts of an Equipment User Agreement or other document contemplated by Section 6.17, in either case signed on behalf of the initial Equipment User or Users and (iii) evidence satisfactory to it that all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Agreement, and to protect the Borrower's ownership interest in (and the Lien of the Security Agreement on) all Collateral that will be leased to or otherwise possessed by any initial Affiliated Equipment User, have been so filed, registered or recorded.

                  (i) The Collateral Agent shall have received a completed
         Perfection Certificate dated the Effective Date and signed by a Financial Officer of the Borrower, together with all attachments contemplated thereby, including (i) the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Borrower in the jurisdictions contemplated by the Perfection
         Certificate and (ii) copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Collateral Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section
         6.02 or have been released.

                  (j) The Administrative Agent shall have received evidence satisfactory to it that the insurance required by Section 5.07 is in effect and that the Collateral Agent has been named as an additional insured and loss payee under all insurance policies to be maintained with respect to the properties of the Borrower constituting the Collateral.

                  (k) The Lenders shall have received the most recent Business
         Plan, including financial projections, and there shall have been no material adverse changes in the Business Plan compared to the information disclosed to Lucent prior to the date of execution of this Agreement.

                  (l) The Lenders (i) shall have been given access to the management, records, books of account, contracts and





                                                                              70

         properties of the Loan Parties and shall have received such financial, business and other information regarding the Loan Parties as the Lenders shall have reasonably requested and (ii) shall have completed their due diligence review of the Loan Parties and shall be reasonably satisfied with the results of such review.

                  (m) The Administrative Agent shall have received evidence reasonably satisfactory to it that the Restricted Subsidiaries hold all material Service Licenses and material governmental approvals, and have entered into all interconnection agreements with the incumbent local exchange providers, reasonably necessary to conduct business as a local exchange provider in each of their local markets in which they are providing local exchange service.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.
Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New
York City time, on December 31, 1998 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

                  SECTION 4.02.  Each Borrowing.  The obligation of
each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

                  (a) At the time of and immediately after giving effect to such Borrowing, the representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct (or, in the case of any representation or warranty that is not qualified as to materiality, true and correct in all material respects) on and as of the date of such Borrowing (or, in the case of any representation and warranty that expressly relates to an earlier date, on and as of such earlier date).

                  (b) At the time of and immediately after giving effect to such Borrowing no Default shall have occurred and be continuing.






                                                                              71

                  (c) At the time of and immediately after giving effect to such Borrowing, the Supply Agreement shall be in full force and effect and the Borrower shall be in compliance therewith in all material respects.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a),
(b) and (c) of this Section.


                                   ARTICLE V

                             Affirmative Covenants

                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, each of the Parent and the Borrower covenants and agrees with the Lenders that:

                  SECTION 5.01.  Financial Statements and Other
Information. The Parent and the Borrower will furnish to the Administrative Agent:

                  (a) within 90 days after the end of each fiscal year of the Parent, the audited consolidated balance sheet of the Parent and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Grant Thornton LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent, the consolidated balance sheet of the Parent and related statements of operations and cash flows as of the end of and for such fiscal quarter and the then elapsed





                                                                              72

         portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) concurrently with any delivery of the Parent's financial statements under clause (a) or (b) above, a certificate of a Financial
         Officer of each of the Parent and the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth the Leverage Ratio as of the end of the period covered by such financial statements, (iii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.11, 6.12, 6.13, 6.14, 6.15 and 6.16, (iv)
         stating whether any change in GAAP or in the application thereof that materially affects the Parent's financial statements accompanying such certificate (it being understood that any change that would affect compliance with any covenant set forth herein or the Applicable Rate shall be considered material) has occurred since the date of the Parent's audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, and (v) if the financial statements accompanying such certificate include consolidated financial information for any Unrestricted Subsidiary, setting forth on a schedule attached to such certificate a reasonably detailed calculation of all adjustments to such financial statements necessary in order to reflect the financial condition and results of operations of the Parent and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP;

                  (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial





                                                                              73

         statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

                  (e) promptly after the same become available but in any event within 105 days after the end of each fiscal year of the Parent, the Business Plan for the current fiscal year and updated financial projections through the earlier of (i) the eighth fiscal year thereafter and (ii) the fiscal year during which the latest Maturity
         Date occurs;

                  (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Parent or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Parent to its shareholders generally, as the case may be; and

                  (g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Parent or any Subsidiary, or compliance with the terms of any Loan Document, as either Agent or any Lender may reasonably request (including, if requested by any Lender, unaudited balance sheets and statements of operations for the Borrower).

                  SECTION 5.02.  Notices of Material Events.  (a)  The
Parent or the Borrower will furnish to the Administrative
Agent, the Collateral Agent and each Lender written notice of the following promptly upon obtaining knowledge thereof:

                  (i) the occurrence of any Default;

                  (ii) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Parent or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and




                                                                             74

            (iii) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

                  (b) The Parent or the Borrower will furnish to the Administrative Agent and the Collateral Agent written notice of the occurrence of any Collateral Trigger Event or Prepayment Event promptly after the occurrence of such event.

                  (c) Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Parent or the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  SECTION 5.03. Information Regarding Collateral. (a) The
Borrower will furnish to the Collateral Agent prompt written notice of any change (i) in the Borrower's or any Affiliated Equipment User's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of the Borrower's or any Affiliated Equipment User's chief executive office, its principal place of business or any asset constituting Collateral (other than the installation of any asset constituting Collateral in a jurisdiction in which all Uniform
Commercial Code financing statements (including fixture filings, if applicable) and other appropriate filings, recordings or registrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in such jurisdiction to the extent necessary to perfect the security interests under the Security Agreement
(including, if applicable, the Borrower's ownership interest in any Collateral leased to or otherwise possessed by any Affiliated Equipment User), (iii) in the Borrower's or any Affiliated Equipment User's identity or corporate structure or (iv) in the Borrower's or any Affiliated Equipment User's Federal
Taxpayer Identification Number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.






                                                                             75

                  (b) Each year, at the time of delivery of annual financial statements for the Parent with respect to the preceding fiscal year pursuant to clause (a) of Section 5.01, the Borrower shall deliver to the Collateral Agent a certificate of a Financial Officer of the Parent or the Borrower (i) setting forth the information required pursuant to Sections 1 and 2 of the Perfection
Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section and
(ii) certifying that all Uniform Commercial Code financing statements
(including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Security Agreement
(including the Borrower's ownership interest in any Collateral leased to or otherwise possessed by any Affiliated Equipment User) for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

                  SECTION 5.04. Existence; Conduct of Business. The Parent will, and will cause each of the Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of the business of the Parent and the Restricted
Subsidiaries, taken as a whole; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section
6.03.

                  SECTION 5.05. Payment of Obligations. The Parent will, and will cause each of the Restricted Subsidiaries to, pay its Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Parent or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien



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                                                                             76

securing such obligation and (d) the failure to make payment pending the resolution of such contest could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.06. Maintenance of Properties. The Parent will, and will cause each of the Restricted Subsidiaries to, keep and maintain all Collateral, and all other property material to the conduct of the business of the Parent and the Restricted Subsidiaries, taken as a whole, in good working order and condition, ordinary wear and tear excepted.

                  SECTION 5.07. Insurance. (a) The Parent will, and will cause each of the Restricted Subsidiaries to, maintain, with financially sound and reputable insurance companies with AM Best's rating of A minus (A-) or better, All-Risk property insurance for the full replacement value of all property and other insurance, including public liability insurance against claims for personal injury, death or property damage occurring upon, about or in connection with the use of any properties owned, occupied or controlled by it as well as such other insurance as may be required by law.

                  (b) All policies of All-Risk property insurance maintained by or for the benefit of the Borrower with respect to the Collateral shall be (i) maintained in an amount not less than the full replacement value of all property thereof, with deductibles or self insured retention not exceeding
$100,000, and (ii) endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement, in favor of and satisfactory to the Collateral Agent, which endorsement shall provide that the insurance carrier shall pay all proceeds otherwise payable to any Loan Party under such policies directly to the Collateral Agent. All such policies also shall provide that none of the Borrower, the Administrative Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder and shall contain a "Replacement Cost Endorsement", without any deduction for depreciation, "mortgagee's interest"/"breach of warranty coverage" and such other provisions as the Administrative Agent or the Collateral Agent may reasonably require from time to time to protect the interests of the Lenders. Each such policy also shall provide that it shall not be canceled (i) by reason of nonpayment of premium except upon not less than 10 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent (giving the Administrative Agent and the Collateral Agent the right to





                                                                             77

cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than 30 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent. The Borrower shall deliver to the Administrative Agent and the Collateral Agent, upon not less than 30 days' prior written notice to the cancelation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative
Agent and the Collateral Agent) together with evidence satisfactory to the Administrative Agent and the Collateral Agent of payment of the premium therefor.

                  (c) The Borrower shall notify the Administrative Agent and the Collateral Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section is taken out by any Loan Party, and shall promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies.

                  SECTION 5.08. Books and Records; Inspection Rights. The
Parent will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all material dealings and transactions in relation to its business and activities.
The Parent will, and will cause each of its Subsidiaries to, permit any representatives designated by either Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

                  SECTION 5.09. Compliance with Laws and Agreements. The Parent will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority (including ERISA and all Environmental Laws) applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.10.  Use of Proceeds.  The proceeds of the
Loans will be used solely to make payments of the Purchase





                                                                             78

Price and to pay fees and expenses incurred in connection with the Transactions.

                  SECTION 5.11. Further Assurances. The Parent and the Borrower will, and the Parent will cause each other Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings and other documents), which may be required under any applicable law, or which either Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan
Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Agreement or the validity or priority of any such Lien, all at the expense of the Borrower. The Borrower also agrees to provide to either Agent, upon request, evidence reasonably satisfactory to such Agent as to the perfection and priority of the Liens created or intended to be created by the Security Agreement.

                  SECTION 5.12. Casualty and Condemnation. (a) The Borrower will furnish to the Agents and the Lenders prompt written notice of any casualty or other damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.

                  (b) If any event described in paragraph (a) of this Section results in Net Proceeds (whether in the form of insurance proceeds, condemnation award or otherwise), the Collateral Agent is authorized to collect such Net Proceeds and, if received by the Parent, the Borrower or any other
Subsidiary, such Net Proceeds shall be paid over to the Collateral Agent. All such Net Proceeds retained by or paid over to the Collateral Agent shall be held by the Collateral Agent and released from time to time to pay the costs of repairing, restoring or replacing the affected property in accordance with the terms of this Agreement and the applicable provisions of the Security
Agreement, subject to the provisions of the Security Agreement regarding application of such Net Proceeds during a Default.

                  (c) If any Net Proceeds retained by or paid over to the Collateral Agent as provided above continue to be held by the Collateral Agent on the date that any prepayment is due pursuant to Section 2.09(c) in respect of the event resulting



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                                                                             79

in such Net Proceeds, then such Net Proceeds shall be applied to prepay
Borrowings as provided in Section 2.09(c).

                  SECTION 5.13. Interest Rate Protection. The Parent will from time to time enter into and maintain in effect one or more Hedging Agreements reasonably satisfactory to the Required Lenders, the effect of which shall be to fix or limit the interest cost to the Parent and the Restricted Subsidiaries with respect to such portion of the Loans and Deferred Interest as shall be necessary in order that, at all times, at least 50% of Consolidated
Indebtedness shall be comprised of a combination of (a) Indebtedness bearing interest at a fixed rate and (b) the portion of the Loans and Deferred Interest covered by such Hedging Agreements.

                  SECTION 5.14. Additional Subsidiary Guarantors. If any additional Guarantor Subsidiary is formed or acquired (or results from a Subsidiary that was not previously a Guarantor Subsidiary becoming a Guarantor
Subsidiary) after the Effective Date, the Parent will notify the Administrative
Agent and the Lenders thereof and will cause such Subsidiary to become a party to the Guarantee Agreement and the Indemnity and Contribution Agreement promptly, and in any event within five Business Days, thereafter.


                                   ARTICLE VI

                               Negative Covenants

                  Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, each of the Parent and the Borrower covenants and agrees with the Lenders that:

                  SECTION 6.01. Indebtedness. (a) The Parent will not, nor will it permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

                  (i) Indebtedness created under the Loan Documents;

                  (ii) subject to Section 6.04, Indebtedness of the Parent to any Restricted Subsidiary and of any Restricted Subsidiary to the Parent or any other Restricted Subsidiary;

                  (iii) subject to Section 6.04, Guarantees by the Parent of Indebtedness of any Restricted Subsidiary and



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                                                                             80

Guarantees by any Guarantor Subsidiary of Indebtedness of any Special Purpose
Equipment Subsidiary;

                  (iv) Indebtedness of the Parent or any Restricted Subsidiary incurred after the date of this Agreement to finance the acquisition of any equipment or inventory, or the acquisition, improvement or construction of any real property, by the Parent or such Restricted Subsidiary (other than assets constituting Collateral or other assets the removal or loss of which would adversely affect the value of any assets constituting Collateral), including
Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided that (A) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such improvement or construction, as the case may be, and (B) any such Indebtedness incurred in connection with any particular acquisition, improvement or construction shall not exceed the cost of such acquisition, improvement or construction; provided further that the aggregate principal amount of all outstanding Indebtedness incurred in reliance upon this clause (iv) (including
Indebtedness incurred pursuant to clause (vi) below to refinance Indebtedness originally incurred pursuant to this clause (iv), and successive refinancings thereof) shall not at any time prior to January 1, 2004, exceed the Purchase
Money Debt Limit at such time;

                  (v) Indebtedness outstanding on the Effective Date and set forth on Schedule 6.01;

                  (vi) Indebtedness of the Parent incurred to refinance any Indebtedness referred to in clause (iv) or (v) above and Indebtedness of any Restricted Subsidiary incurred to refinance any Indebtedness of such Restricted
Subsidiary referred to in clause (iv) or (v) above; provided that (A) the principal amount of any such Indebtedness does not exceed the principal amount of, plus accrued interest and any prepayment premiums applicable to, the Indebtedness refinanced thereby, (B) any such Indebtedness has a scheduled maturity date that is on or after the scheduled maturity date of the Indebtedness refinanced thereby, (C) any such Indebtedness has a weighted average life to maturity that is equal to or longer than the remaining weighted average life to maturity of the Indebtedness refinanced thereby (determined immediately prior to giving effect to such refinancing), (D) any such Indebtedness does not include any provisions that may require





                                                                             81

mandatory Repayment thereof prior to scheduled maturity, other than scheduled repayments taken into account in determining compliance with clause (C) above and other provisions that are not materially more burdensome than any such provisions included in the Indebtedness refinanced thereby, (E) any such Indebtedness shall not be secured by any Lien other than Liens on assets securing the Indebtedness being refinanced thereby and shall not be Guaranteed by any Restricted Subsidiary other than any Restricted Subsidiary that Guaranteed the Indebtedness being refinanced thereby and (F) if the Indebtedness being refinanced is Subordinated Indebtedness, then any Indebtedness incurred to refinance such Subordinated Indebtedness shall be subordinated to the Obligations on terms no less favorable to the Lenders than the terms of the Subordinated Indebtedness being refinanced;

                  (vii) Permitted Receivables Indebtedness and Permitted
Receivables Financings;

                  (viii) Subordinated Indebtedness and Disqualified Stock, in each case issued by the Parent after the date of this Agreement; provided that
(A) such Subordinated Indebtedness is subordinated to the Obligations of the Parent under the Guarantee Agreement on terms no less favorable to the Lenders than the terms of subordination of the Subordinated Indebtedness of the Parent outstanding on the date of this Agreement, (B) such Subordinated Indebtedness is unsecured and is not Guaranteed by any Restricted Subsidiary or any other
Affiliate of the Parent, (C) such Indebtedness matures on or after, and does not require any scheduled payments of principal prior to, the date that is ten years after the date of issuance of such Indebtedness and (D) in the case of any such Disqualified Stock (x) any obligations in respect thereof would not rank any greater than those in respect of Subordinated Indebtedness issued in compliance with this clause, (y) any obligations in respect thereof are unsecured and are not Guaranteed by any Restricted Subsidiary or any other
Affiliate of the Parent and (z) there is not any obligation to make any mandatory payment (other than payments contingent upon an "asset sale" or "change of control" comparable to those applicable to the Parent's existing
Disqualified Stock) in respect thereof (or right to convert or exchange such Disqualified Stock into or for any security other than Subordinated
Indebtedness that would qualify for issuance under this clause (viii) or common stock or Permitted Preferred Stock of the Parent) prior to the date that is ten years after the date of issuance thereof;





                                                                             82

                  (ix) Indebtedness of the Parent as an account party in respect of letters of credit or surety bonds issued to support obligations incurred in the ordinary course of business; provided that (A) any Indebtedness resulting from a drawing under any such letter of credit or payment under any such surety bond shall be repaid within three Business Days and (B) the sum of the aggregate face amount of all such letters of credit and the aggregate amount payable under all surety bonds outstanding at any time, plus any unreimbursed drawings or payments thereunder, shall not exceed $25,000,000 at any time prior to the end of the fiscal year ended December 31, 1999, or, in the case of any fiscal year ending thereafter, the maximum amount permitted hereunder during the immediately preceding fiscal year plus $5,000,000;

                  (x) Acquisition Indebtedness, subject to the limitations set forth in the definition of "Permitted Acquisitions"; and

                  (xi) other unsecured Indebtedness of the Parent in an aggregate principal amount not exceeding $___________ (or, on and after January
1, 2003, $____________) at any time outstanding.

                  (b) The Borrower will not create, incur, assume or permit to exist any Indebtedness other than the Loans, regardless of whether such Indebtedness would be permitted under paragraph (a) of this Section.

                  SECTION 6.02. Liens. (a) The Parent will not, nor will it permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (i) Liens created under the Security Agreement;

                  (ii) Permitted Encumbrances;

                  (iii) any Lien on any property or asset of the Parent or any Restricted Subsidiary existing on the date hereof and set forth in
         Schedule 6.02; provided that (A) such Lien shall not apply to any other property or asset of the Parent or any Restricted Subsidiary and
         (B) such Lien shall secure only those obligations which it secures on





                                                                             83

         the date hereof and refinancings thereof that satisfy the criteria set forth in clause (vi) of Section 6.01(a);

                  (iv) any Lien existing on any property or asset prior to the date that such property or asset was first acquired by the Parent or any Subsidiary or any Affiliate thereof or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, (B) such Lien shall not apply to any other property or assets of the Parent or any Subsidiary and (C) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and refinancings thereof that satisfy the criteria set forth in clause (vi) of Section 6.01(a);

                  (v) Liens on equipment, inventory or real property (other than assets constituting Collateral or other assets that become accessions to assets constituting Collateral or the removal or loss of which would adversely affect the value of any assets constituting
         Collateral) acquired, constructed or improved by the Parent or a Restricted Subsidiary; provided that (A) such Liens secure only
         Indebtedness permitted by clause (iv) of Section 6.01(a) or a refinancing thereof permitted by clause (vi) of Section 6.01(a), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition, construction or improvement of such equipment, inventory or real property, (C) the Indebtedness secured thereby does not exceed ___% of the cost of acquiring such equipment or inventory or acquiring, constructing or improving such real property and (D) such Liens shall not apply to any other property or assets of the Parent or any Restricted Subsidiary;

                  (vi) sales of accounts receivable pursuant to Permitted
         Receivables Financings and Liens on accounts receivable securing
         Permitted Receivables Indebtedness; and

                  (vii) Liens securing reimbursement obligations in respect of letters of credit; provided that such Liens





                                                                             84

         apply only to documents and other property relating to such letters of credit and products and proceeds thereof.

                  (b) Notwithstanding the foregoing, the Borrower will not create, incur, assume or permit to exist any Lien on any Collateral except (i)
Liens created under the Security Agreement, (ii) Liens described in clause (a) or (b) of the definition of "Permitted Encumbrances" and (iii) rights of Equipment Users under leases or similar arrangements, subject to Equipment User
Agreements.


                  SECTION 6.03. Fundamental Changes. (a) The Parent will not, nor will it permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the stock of any of its Restricted Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge with or into a Restricted Subsidiary (other than the Borrower, a Special Purpose
Equipment Subsidiary, a Special Purpose Financing Subsidiary or a Special
Purpose License Subsidiary) pursuant to a transaction that constitutes a Permitted Acquisition, provided that the survivor of such merger is a Restricted Subsidiary, (ii) any Restricted Subsidiary (other than the Borrower, a Special Purpose Equipment Subsidiary or a Special Purpose Financing
Subsidiary) may merge with or into any other Restricted Subsidiary (other than the Borrower, a Special Purpose Equipment Subsidiary or a Special Purpose
Financing Subsidiary) in a transaction in which (A) the surviving entity is a Restricted Subsidiary and (B) if either such Restricted Subsidiary is a Guarantor Subsidiary, the surviving entity is a Guarantor Subsidiary, (iii) any Restricted Subsidiary (other than the Borrower, a Special Purpose Equipment
Subsidiary or a Special Purpose Financing Subsidiary) may merge into the Parent in a transaction in which the Parent is the surviving entity, (iv) any Special
Purpose Equipment Subsidiary may merge with or into any Guarantor Subsidiary if the survivor is a Guarantor Subsidiary, (v) any Restricted Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Parent or to another
Restricted Subsidiary (other than the Borrower, a Special Purpose Equipment
Subsidiary, a Special





                                                                             85

Purpose Financing Subsidiary or a Special Purpose License Subsidiary) or (vi) any Restricted Subsidiary (other than the Borrower) may liquidate or dissolve if the Parent determines in good faith that such liquidation or dissolution is in its best interests and is not disadvantageous to the Lenders; provided that any such merger involving the Person that is not a wholly owned Restricted
Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

                  (b) The Parent will not, nor will it permit any of its Restricted Subsidiaries to, engage to any material extent in any business other than communications, data transport and networking businesses (including
Internet related businesses), production and distribution of content and information services, any businesses in which Parent or its Subsidiaries are currently engaged and any businesses incidental, related or ancillary to, or which are entered into as a means of facilitating or enhancing, any of the foregoing.

                  (c) The Borrower will not engage in any business or activity other than the acquisition of assets comprising Collateral, the financing thereof pursuant to this Agreement, the leasing and disposition thereof to Equipment Users as contemplated hereby and activities incidental to the foregoing.

                  SECTION 6.04. Investments, Loans, Advances, Guarantees and
Acquisitions; Asset Sales. (a) The Parent will not, nor will it permit any of its Restricted Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Restricted Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any Special Service License or any assets of any other
Person constituting a business unit, except:

                  (i) Permitted Investments;

                  (ii) investments by the Parent and its Restricted
         Subsidiaries in the capital stock of their respective Restricted
         Subsidiaries; provided that the sum of the





                                                                             86

         aggregate amount of outstanding investments made by the Parent and its Restricted Subsidiaries that are Loan Parties in, and loans and advances made by the Parent and its Restricted Subsidiaries that are Loan Parties to, Restricted Subsidiaries that are not Loan Parties, plus the aggregate amount of obligations of Restricted Subsidiaries that are not Loan Parties that is Guaranteed by the Parent, shall not at any time exceed $__________; provided further that (A) investments described in clause (xi) below and (B) Guarantees by Loan Parties of Indebtedness of Special Purpose Equipment Subsidiaries and payment by the Parent of principal of and interest on such Indebtedness and related expenses shall be permitted without regard to the limitation set forth in the foregoing proviso;

                  (iii) loans or advances made by the Parent to any Restricted
         Subsidiary and made by any Restricted Subsidiary to the Parent or any other Restricted Subsidiary; provided that the aggregate amount of such loans and advances made by the Parent and its Restricted
         Subsidiaries that are Loan Parties to Restricted Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in the proviso to clause (ii) above;

                  (iv) Guarantees by the Parent of obligations of the Restricted Subsidiaries, Guarantees by Guarantor Subsidiaries of
         Indebtedness of any Special Purpose Equipment Subsidiary and
         Guarantees by WinStar Wireless, Inc. of obligations (other than
         Indebtedness) of any other Guarantor Subsidiary; provided that the aggregate amount of outstanding obligations Guaranteed by the Parent of Restricted Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in the proviso to clause (ii) above;

                  (v) Permitted Acquisitions and the acquisitions described in
         Schedule 6.04A that are made substantially on the terms described on such Schedule;

                  (vi) promissory notes received by the Parent or any Restricted Subsidiary in connection with sales of assets (other than assets constituting Collateral) permitted by paragraph (b) below;






                                                                             87

                  (vii) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

                  (viii) (A) promissory notes of directors, officers or employees of the Parent or any Restricted Subsidiary issued to the Parent in exchange for common stock of the Parent, (B) payroll, travel and similar advances made in the ordinary course of business that are expected at the time such advances are made ultimately to be treated as expenses in accordance with GAAP and (C) other loans and advances by the Parent or any Restricted Subsidiary to their respective directors, officers or employees in an aggregate principal amount not exceeding $____________ at any one time outstanding;

                  (ix) investments existing on the Effective Date and set forth on Schedule 6.04B;

                  (x) to the extent that the consideration therefor consists solely of common stock or Permitted Preferred Stock of the Parent or is paid for in cash out of the Net Proceeds of a substantially concurrent issuance of common stock or Permitted Preferred Stock of the Parent (or options, warrants and other rights to purchase shares of such common stock or Permitted Preferred Stock) (other than common stock or Permitted Preferred Stock of the Parent (or options, warrants and other rights to purchase shares of such commen stock or Permitted
         Preferred Stock) issued to and paid for by a Subsidiary), investments in Unrestricted Subsidiaries, joint ventures and minority interests in Persons engaged in any business or activity in which the Parent and the Restricted Subsidiaries are permitted to engage;

                  (xi) investments by the Parent in Subsidiaries resulting from the allocation by the Parent of corporate overhead expenses paid by the Parent among the Subsidiaries pursuant to book entries made in accordance with past practices;

                  (xii) investments owned by a Person at the time such Person is acquired pursuant to an acquisition permitted by clause (v) above;
         provided that such investment is not





                                                                             88

         made in connection with, or in contemplation of, such acquisition;

                  (xiii) the acquisition of the shares or other equity interests in a Person that becomes a Restricted Subsidiary upon consummation of such acquisition; provided that (A) substantially all of the assets of such Person consist of Other Service Licenses, (B) such Person has no outstanding Indebtedness (other than Indebtedness that is repaid upon consummation of such acquisition) and (C)(x) in the case of an acquisition of shares or other equity interests in a Person that is organized under the laws of any jurisdiction in the United States of America or a substantial portion of the Other Service
         Licenses of which relate to markets in the United States of America, at least 80% of all shares or other equity interests in all Restricted
         Subsidiaries resulting from such acquisition are owned, directly or indirectly, by the Parent, or (y) in the case of any other such acquisition, at least a majority of all shares or other equity interests in all Restricted Subsidiaries resulting from such acquisition are owned, directly or indirectly, by the Parent; and

                  (xiv) other investments, loans, advances and Guarantees by the Parent or any of the Restricted Subsidiaries (including (x) investments in Unrestricted Subsidiaries and (y) investments in any Restricted Subsidiary existing at the time such Subsidiary is designated as an Unrestricted Subsidiary) in an aggregate amount not exceeding $__________ (or, on and after January 1, 2004, $__________).

                  (b) The Parent will not, nor will it permit any of its Restricted Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any capital stock of or ownership interest in any other Person owned by it, nor will the Parent permit any Restricted Subsidiary to issue
(other than to the Parent or a wholly owned Restricted Subsidiary) any additional shares of its capital stock or other ownership interest in such Restricted Subsidiary, except:

                  (i) sales of (A) inventory, (B) obsolete, uneconomic or surplus assets not exceeding, in the aggregate, $__________ during any fiscal year of the Parent and





                                                                             89

         (C) Permitted Investments, in each case in the ordinary course of business;

                  (ii) transfers constituting investments permitted by paragraph (a) of this Section or Restricted Payments permitted by
         Section 6.06;

                  (iii) sales, transfers and dispositions to the Parent or a Restricted Subsidiary;

                  (iv) other sales, transfers and dispositions of obsolete, uneconomic or surplus assets made when no Default has occurred and is continuing;

                  (v) sales of assets described on Schedule 6.04C; provided that at least 85% of the consideration received for each such sale consists of cash;

                  (vi) sales of securities held for investment purposes (which shall not be construed to include capital stock of or other investments in Restricted Subsidiaries);

                  (vii) sales of investments in Unrestricted
         Subsidiaries;

                  (viii) sales of non-core assets acquired pursuant to a Permitted Acquisition; provided that (A) such sales are made within 18 months after the date of consummation of such Permitted Acquisition and (B) the sales price of the assets so sold do not exceed 25% of the total purchase price of the assets acquired (including any Acquisition
         Indebtedness) pursuant to such Permitted Acquisition;

                  (ix) sales of Other Service Licenses in respect of markets other than those in any of the 50 most populated Metropolitan
         Statistical Areas (determined based upon the most recent Rand-McNally publication containing such information);

                  (x) bulk capacity arrangements for the use of transmission capacity on the telecommunications network of the Restricted
         Subsidiaries in accordance with practices customary in the telecommunications industry;

                  (xi) during any fiscal year of the Parent, sales of other assets not exceeding, in the aggregate during any such fiscal year, $____________ (or, in the case of any





                                                                             90

         fiscal year ending on or after December 31, 2000, the maximum amount permitted under this clause (xi) for the immediately preceding fiscal year plus $____________); provided at least __% of the consideration received for each such sale consists of cash;

                  (xii) sales of accounts receivable pursuant to Permitted
         Receivables Financings;

                  (xiii) leases by the Borrower of assets constituting
         Collateral in accordance with Section 6.17; and

                  (xiv) leases entered into by a Restricted Subsidiary
         (other than the Borrower), as lessor, in the ordinary course of business;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than pursuant to clause (iii) or (xiii) above) shall be made for fair value and, if such asset constitutes Collateral, solely for cash consideration.

                  SECTION 6.05. Hedging Agreements. The Parent will not, nor will it permit any of its Restricted Subsidiaries to, enter into any Hedging
Agreement, other than Hedging Agreements required by Section 5.13 and other
Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Parent or any Restricted Subsidiary is exposed in the conduct of its business or the management of its liabilities.

                  SECTION 6.06. Restricted Payments. The Parent will not, nor will it permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Parent may make Restricted Payments payable solely in additional shares of its common stock or Permitted Preferred Stock (including options, warrants and other rights to purchase shares of such common stock or Permitted Preferred Stock),
(b) the Parent may make Restricted Payments in cash out of the Net Proceeds of a substantially concurrent issuance of its common stock or Permitted Preferred
Stock (or options, warrants and other rights to purchase shares of such common stock or Permitted Preferred Stock) (other than common stock or Permitted
Preferred Stock (or options, warrants and other rights to purchase shares of such common stock or Permitted Preferred Stock) issued to and paid for by a Subsidiary), (c) Restricted





                                                                             91

Subsidiaries may declare and pay dividends and distributions ratably with respect to their common stock, (d) the Parent and the Restricted Subsidiaries may make regularly scheduled payments of principal of and interest on Subordinated Indebtedness as and when due, subject to the subordination provisions thereof, and may refinance Subordinated Indebtedness in accordance with clause (vi) of Section 6.01(a), (e) payments made in respect of dissenters' rights in respect of shares of capital stock of a Person acquired pursuant to a Permitted Acquisition, provided that such payments are treated as cash consideration for such Permitted Acquisition, and (f) payments made in lieu of issuance of fractional shares of common stock of the Parent upon the conversion of any Indebtedness or Permitted Preferred Stock into shares of common stock of the Parent, in any such case in accordance with the terms of such Indebtedness or Permitted Preferred Stock.

                  SECTION 6.07. Transactions with Affiliates. The Parent will not, nor will it permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Unrestricted Subsidiaries or other Affiliates, except (a) transactions that are at prices and on terms and conditions not less favorable to the Parent or such Restricted Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Loan Parties not involving any other Affiliate and (c) transactions between any Loan Party and any Restricted Subsidiary that is not a Loan Party that are at prices and on terms and conditions not less favorable to such Loan Party than could be obtained on an arm's length basis from unrelated third parties.

                  SECTION 6.08. Restrictive Agreements. The Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Parent or to Guarantee Indebtedness of the Borrower; provided that (a) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document and (b) the foregoing shall not apply to restrictions and conditions existing on the date hereof





                                                                             92

identified on Schedule 6.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition).

                  SECTION 6.09. Repayment of Indebtedness. The Parent will not, nor will it permit any Restricted Subsidiary to, make any Repayment in respect of, or make any payment in violation of any subordination terms of, any Indebtedness of the Parent or any Restricted Subsidiary except (a) any Repayment of Indebtedness resulting in a prepayment of Loans and Deferred
Interest pursuant to Section 2.09(e) and (b) Repayments described in any of the clauses of the proviso to Section 2.09(e).

                  SECTION 6.10. Limitation on Sale-Leaseback Transactions. The
Parent will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital asset that is made for cash consideration in an amount not less than the cost of such fixed or capital asset and is consummated within 90 days after the Parent or such Restricted Subsidiary acquires or completes the construction of such fixed or capital asset.

                  SECTION 6.11. Secured Indebtedness to Total Capitalization.
The Parent will not permit the ratio of Secured Indebtedness to Total
Capitalization at any time during any period set forth below to be greater than the ratio set forth below opposite such period:


         Period                                                   Ratio
         ------                                                   -----
On or after the Effective Date,
but prior to April 1, 1999

On or after April 1, 1999,
but prior to July 1, 1999

On or after July 1, 1999,
but prior to October 1, 1999

On or after October 1, 1999,
but prior to January 1, 2000






                                                                            93


On or after January 1, 2000,
but prior to April 1, 2000

On or after April 1, 2000,
but prior to July 1, 2000

On or after July 1, 2000,
but prior to October 1, 2000

On or after October 1, 2000,
but prior to January 1, 2001

On or after January 1, 2001,
but prior to April 1, 2001

On or after April 1, 2001,
but prior to July 1, 2001

On or after July 1, 2001,
but prior to October 1, 2001

On or after October 1, 2001,
but prior to January 1, 2002

On or after January 1, 2002,
but prior to April 1, 2002

On or after April 1, 2002,
but prior to July 1, 2002

On or after July 1, 2002,
but prior to October 1, 2002

On or after October 1, 2002,
but prior to January 1, 2003

On or after January 1, 2003,
but prior to April 1, 2004

On or after April 1, 2004,
but prior to July 1, 2004

On or after July 1, 2004,
but prior to October 1, 2004

On or after October 1, 2004,
but prior to January 1, 2005

On or after January 1, 2005,
but prior to April 1, 2005






                                                                             94


On or after April 1, 2005,
but prior to July 1, 2005

On or after July 1, 2005,
but prior to January 1, 2006

On or after January 1, 2006,
but prior to April 1, 2006

On or after April 1, 2006,
but prior to July 1, 2006

On or after July 1, 2006,
but prior to October 1, 2006

On or after October 1, 2006

                  SECTION 6.12. Consolidated Indebtedness to Total
Capitalization. The Parent will not permit the ratio of Consolidated
Indebtedness to Total Capitalization at any time during any period set forth below to be greater than the ratio set forth below opposite such period:



         Period                                                   Ratio
         ------                                                   -----
On or after January 1, 1999,
but prior to October 1, 1999

On or after October 1, 1999,
but prior to April 1, 2000

On or after April 1, 2000,
but prior to January 1, 2001

On or after January 1, 2001,
but prior to January 1, 2002

On or after January 1, 2002,
but prior to January 1, 2004

On or after January 1, 2004,
but prior to April 1, 2004

On or after April 1, 2004,
but prior to July 1, 2004

On or after July 1, 2004,
but prior to October 1, 2004



                                                                            95


On or after October 1, 2004,
but prior to January 1, 2005

On or after January 1, 2005,
but prior to April 1, 2005

On or after April 1, 2005,
but prior to July 1, 2005

On or after July 1, 2005,
but prior to October 1, 2005

On or after October 1, 2005,
but prior to January 1, 2006

On or after January 1, 2006,
but prior to April 1, 2006

On or after April 1, 2006,
but prior to July 1, 2006

On or after July 1, 2006,
but prior to October 1, 2006

On or after October 1, 2006

                  SECTION 6.13.  Consolidated Indebtedness to Consolidated
EBITDA. The Parent will not permit the ratio of (a) Consolidated Indebtedness as of any day during any period set forth below to (b) 400% of Consolidated
EBITDA for the fiscal quarter of the Parent ending on such day (or, if such day is not the last day of a fiscal quarter, ending on the last day of the most recently ended fiscal quarter) to be greater than the ratio set forth below opposite such period:

         Period                                         Ratio
         ------                                         -----
On or after January 1, 2002,
but prior to January 1, 2003

On or after January 1, 2003,
but prior to January 1, 2004

On or after January 1, 2004,
but prior to January 1, 2005

On or after January 1, 2005,
but prior to January 1, 2006

On or after January 1, 2006


                                                                            96

                  SECTION 6.14.  Consolidated EBITDA to Consolidated Debt
Service. The Parent will not permit the ratio of (a) 400% of Consolidated
EBITDA for any fiscal quarter of the Parent ending on any date on or after July
1, 2002, to (b) Consolidated Debt Service for the period of four consecutive fiscal quarters of the Parent ending on such date to be less than 1.0 to 1.0.

                  SECTION 6.15.  Consolidated EBITDA to Consolidated Interest
Expense. The Parent will not permit the ratio of (a) Consolidated EBITDA for any fiscal quarter of the Parent ending on any date during any period set forth below to (b) Consolidated Interest Expense for such period to be less than the ratio set forth below opposite such period:

         Period                                         Ratio
         ------                                         -----
On or after January 1, 2002,
but prior to January 1, 2004

On or after January 1, 2004

                  SECTION 6.16. Minimum Revenues. The Parent will not permit the consolidated revenue of the Parent and the Restricted Subsidiaries for any fiscal year ending on any date set forth below to be less than the amount listed opposite such fiscal year:

         Fiscal Year Ending                             Amount
         ------------------                             ------
December 31, 1999

December 31, 2000

December 31, 2001

December 31, 2002

December 31, 2003

December 31, 2004

December 31, 2005

After December 31, 2005

                  SECTION 6.17. Use of Collateral. The Parent and the Borrower will not permit any asset constituting Collateral to be outside the Borrower's possession or located on any


                                                                            97

property not owned by the Borrower, except that the Borrower may lease any such assets to, or otherwise allow any such assets to be in the possession of, any other Restricted Subsidiary or any Affiliate of the Parent (or other Person with which the Parent or a Restricted Subsidiary has entered into an agreement to provide management and operating services) that is in the business of operating assets of the type leased to or possessed by it or any customer of any such Restricted Subsidiary or Affiliate (any such Restricted Subsidiary,
Affiliate (or other Person) or customer, an "Equipment User") if (a) in the case of any such Affiliated Equipment User (i) such Affiliated Equipment User has entered into an Equipment User Agreement and (ii) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by either Agent to be filed, registered or recorded to perfect (or maintain the perfection of) the Liens created under the Security Agreement with respect to such assets, and to protect the Borrower's ownership interests therein, shall be so filed, registered or recorded or (b) in the case of any such customer (i) such customer has entered into a written lease agreement for (or other written agreement granting such customer the right to possess or use) such assets and such lease (or other agreement) shall have a term not exceeding three years (subject to renewal rights requiring the consent of the lessor) and otherwise be on terms and conditions no less favorable to the lessor than those customary for leases of similar assets between unaffiliated parties, (ii) the assets leased to (or otherwise possessed or used by) such customer shall be of the type described on Schedule 6.17 and
(iii) such customer shall have entered into an Equipment User Agreement or the lease agreement (or other agreement) with such customer shall include provisions substantially the same as those that would be included in an Equipment User Agreement; provided that any lease or transfer of possession of any Collateral contemplated hereby shall not relieve the Parent or the Borrower of any of their respective obligations under any Loan Document. The foregoing shall not be construed to prohibit (A) the return of any asset constituting
Collateral to the vendor thereof for repairs, services, modifications or other similar purposes or (B) the storage of any asset constituting Collateral in any warehouse or similar facility; provided that in the case of any such warehouse or similar facility that is not owned by the Borrower or the applicable
Equipment User, the owner and operator of such warehouse or similar facility shall have entered into a written agreement waiving any Liens on such assets.
It is understood that the Parent and the


                                                                            98

Borrower intend that a portion of the Collateral will be located and used outside the United States of America; provided that neither the Parent nor the Borrower will permit any asset constituting Collateral to be located outside the United States of America (or to be transferred between jurisdictions outside the United States of America) unless (a) the Parent or the Borrower shall have notified the Lenders thereof reasonably in advance of any such assets being transferred outside the United States of America (or between such jurisdictions) and (b) the Required Lenders shall be reasonably satisfied that
(i) the laws of the jurisdiction in which such assets are to be located adequately protect the interests of the Lenders in such Collateral, (ii) the security interests in such Collateral granted under the Security Agreement will continue to be adequately protected and perfected, (iii) there are not any material risks relating to the political or economic stability of the jurisdiction in which such Collateral is to be located or the Person that will possess such Collateral in such jurisdiction, (iv) the portion of the Collateral located in such jurisdiction, and in all jurisdictions outside the United States of America, is within acceptable limits, and (v) the location of such Collateral in such jurisdiction is not otherwise materially disadvantageous to the Lenders. The Borrower shall deliver to the Lenders, with a copy to the Agents, such legal opinions and other documentation as either
Agent or the Required Lenders shall reasonably request in connection with their consideration or approval of any proposed transfer of Collateral outside the United States of America or between jurisdictions outside the United States of America.

                                 ARTICLE VII

                              Events of Default

                  If any of the following events ("Events of Default") shall occur:

                  (a) the Borrower shall fail to pay any principal of or Deferred Interest on any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) the Borrower shall fail to pay any interest (other than Deferred Interest) on any Loan or any fee or


                                                                            99

         any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days (in the case of interest or fees) or five days after notice thereof from the Administrative Agent or any Lender (in the case of any such other amount);

                  (c) any representation or warranty made or deemed made by or on behalf of any Loan Party in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any respect (or, in the case of any representation or warranty that is not qualified as to materiality, in any material respect) when made or deemed made;

                  (d) the Parent or the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section
         5.02, 5.04 (with respect to the existence of the Parent or the Borrower) or 5.10 or in Article VI;

                  (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

                  (f) any Loan Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any period of grace expressly applicable thereto);

                  (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material
         Indebtedness or any trustee or agent on its or their behalf to cause any


                                                                           100

         Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured
         Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Parent or any Restricted Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent or any Restricted
         Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) the Parent or any Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent or any Restricted
         Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (j) the Parent or any Restricted Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                  (k) one or more judgments for the payment of money in an aggregate amount in excess of $____________ shall be rendered against the Parent or any Restricted Subsidiary


                                                                           101

         or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Parent or any Restricted Subsidiary to enforce any such judgment;

                  (l) any Lien on any material portion of the Collateral purported to be created under the Security Agreement shall cease to be, or shall be asserted by the Borrower not to be, a valid and perfected Lien on any Collateral, with the priority required by the Security Agreement, except as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents;

                  (m) a Change in Control shall occur;

                  (n) the loss, revocation, suspension or material impairment of any license or agreement (or combination of licenses and agreements) of the Parent and the Restricted Subsidiaries shall occur that, in the opinion of the Required Lenders, results in or could reasonably be expected to result in a Material Adverse Effect; or

                  (o) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA
         Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and
(ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest
(including Deferred Interest) thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or


                                                                           102

other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or
(i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest
(including Deferred Interest) thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                 ARTICLE VIII

                                  The Agents

                  Each of the Lenders hereby irrevocably appoints each Agent as its agent and authorizes each Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan
Documents, together with such actions and powers as are reasonably incidental thereto.

                  Any Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Parent or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

                  Neither Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, neither Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent or any of its Subsidiaries that is communicated to or obtained by


                                                                           103

the Person serving as Agent or any of its Affiliates in any capacity. Neither
Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in
Section 9.02) or in the absence of its own gross negligence or wilful misconduct. Each Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to such Agent by a Loan Party or a Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

                  Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Parent or the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related
Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of


                                                                           104

the credit facilities provided for herein as well as activities as Agent.

                  Subject to the appointment and acceptance of a successor
Agent as provided in this paragraph, an Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required
Lenders shall have the right to appoint a successor with the approval of the Borrower (which approval shall not be unreasonably withheld or delayed and, if an Event of Default has occurred and is continuing, shall not be required). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New
York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon either Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon either Agent or any other Lender and based on such documents and informa tion as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan
Document or related agreement or any document furnished hereunder or thereunder.

                                  ARTICLE IX


                                                                           105
                                Miscellaneous

                  SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrower or the Parent, to it at 230 Park
         Avenue, Suite 2700, New York, New York 10169, Attention of Vice
         President, Treasurer (Telecopy No. (212) 584-4073) (with a copy, in the case of notices or other communications relating to Defaults, to such address, Attention of Executive Vice President, General Counsel
         (Telecopy No. (212) 922-1637));

                  (b) if to the Collateral Agent, to it at Two International
         Place, Boston, Massachusetts 02110, Attention of Corporate Trust
         Division (Telecopy No. (617) 664-5371;

                  (c) if to the Administrative Agent, to it at 283 King George
         Road, Warren, New Jersey 07059, Attention of Assistant
         Treasurer-Project Finance (Telecopy No. (908) 559-1711);

                  (d) if to Lucent, to it at 283 King George Road, Warren, New
         Jersey 07059, Attention of Assistant Treasurer-Project Finance
         (Telecopy No. (908) 559-1711); and

                  (e) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 9.02. Waivers; Amendments. (a) No failure or delay by either Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial



                                                                           106

exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether an Agent or any Lender may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Parent, the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the applicable Agent and the Loan Party or Loan Parties that are parties thereto with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or the amount of Deferred Interest thereon or reduce the rate of interest on such Loan or Deferred Interest, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or any interest
(including Deferred Interest) thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.16(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (vi) release all or any


                                                                           107

substantial part of the Collateral from the Lien of the Security Agreement
(except as expressly provided in the Security Agreement), without the written consent of each Lender, (vii) release the Parent or any Guarantor Subsidiary from its Guarantee under the Guarantee Agreement (except as expressly provided in the Guarantee Agreement) or limit or condition its obligations thereunder, without the written consent of each Lender, or (viii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and Deferred Interest thereon of each affected Class and, in the case of a Class with respect to which the Availability Period has not ended, a majority in interest of the Commitments (in addition to any other consents required by this sentence);
provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of either Agent without the prior written consent of such Agent.

                  SECTION 9.03.  Expenses; Indemnity; Damage Waiver. (a) The
Borrower shall pay (i) all costs and expenses incurred by Lucent and each Agent, including the fees, charges and disbursements of counsel for Lucent or the Agents, in connection with the negotiation, preparation, execution and delivery of the Loan Documents (including, in the case of Lucent, expenses incurred in connection with its due diligence activities) and (ii) all costs and expenses incurred by either Agent or any Lender, including the fees, charges and disbursements of any counsel for either Agent or any Lender, in connection with (A) the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such costs and expenses incurred during any workout, restructuring or negotiations in respect of such Loans, and (B) in the case of Lucent and the Agents, the administration of, and any amendments, modifications, waivers or supplements of or to the provisions of, any of the Loan Documents.

                  (b) The Borrower shall indemnify each Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel


                                                                           108

for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous
Materials on or from any property owned or operated by the Parent or any of its Subsidiaries or at which any Collateral is located, or any Environmental
Liability related in any way to the Parent or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or wilful misconduct of such Indemnitee.

                  (c) To the extent that the Borrower fails to pay any amount required to be paid by it to either Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total outstanding Loans, Deferred Interest and Commitments at the time.

                  (d) To the extent permitted by applicable law, neither the Parent nor the Borrower shall assert, and each of them hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

                  (e) All amounts due under this Section shall be payable not later than 30 days after written demand therefor.


                                                                           109

                  SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Any Lender may, without the consent of the Borrower
(except as expressly provided below), assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans and Deferred Interest at the time owing to it); provided that (i) except in the case of an assignment to Lucent or a Lender or to an Affiliate of Lucent or a Lender, the Administrative Agent must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed and, while an Event of Default has occurred and is continuing, shall not be required), (ii) in the case of an assignment by a Lucent Lender (other than to Lucent or an Affiliate of Lucent) or an assignment to a competitor of the Parent and its Restricted Subsidiaries or to any Affiliate of any such competitor, the Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (iii) except in the case of an assignment to Lucent, a Lender or an Affiliate of Lucent or a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or entire remaining Loans and Deferred
Interest of any Class, the amount of the Commitment and Loans and Deferred
Interest of such Class of the assigning Lender subject to each such assignment
(determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 unless the Borrower otherwise consents, (iv) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iv) shall not be construed to prohibit the assignment of a


                                                                           110

proportionate part of all of the assigning Lender's rights and obligations in respect of (A) one or more Classes of Loans and Deferred Interest, (B) one or more Classes of Loans and Deferred Interest separately from (or without assigning) Commitments or (C) Commitments separately from (or without assigning) Loans or Deferred Interest, (v) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing fee of $3,500, and (vi) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative
Questionnaire. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

                  (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and amount of Deferred Interest owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Agents and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.


                                                                           111

                  (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder) and the processing fee referred to in clause (v) of paragraph
(b) of this Section, subject to the Administrative Agent's right to consent to such assignment to the extent provided in paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (e) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans and Deferred Interest owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan
Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section
9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16(c) as though it were a Lender.

                  (f) A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of


                                                                           112

Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.15(e) as though it were a Lender.

                  (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  SECTION 9.05.  Survival. All covenants, agreements,
representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that either Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

                  SECTION 9.06.  Counterparts; Integration; Effectiveness. This
Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to the agreement of the Parent and the Borrower to cooperate with Lucent with respect to marketing,


                                                                           113

selling or syndicating Loans and Commitments or with respect to fees payable to Lucent or either Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies
(including other rights of setoff) which such Lender may have.

                  SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.


                                                                           114

                  (b) Each of the Parent and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York
County and of the United States District Court of the Southern District of New
York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that either Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan
Document against the Parent, the Borrower or their properties in the courts of any jurisdiction.

                  (c) Each of the Parent and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph
(b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 9.10.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY
WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE
TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF
OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS
CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH
PARTY HERETO (A) CERTIFIES


                                                                           115

THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED,
EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF
LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT
AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY,
AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 9.11.  Headings. Article and Section headings and the
Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 9.12.  Confidentiality. Each of the Agents and the
Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Parent or the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to either Agent or any Lender on a nonconfidential basis from a source other than the Parent or the Borrower. For the purposes of this Section, "Information" means all information received from the Parent or the Borrower relating to the Parent, the Borrower or their businesses, other than any such information that is publicly available or available to either Agent or any Lender on a nonconfidential basis prior to disclosure by the Parent or the Borrower, provided that such information is identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section


                                                                           116

shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective
Rate to the date of repayment, shall have been received by such Lender.


                                                                           117

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    WINSTAR NETWORK EXPANSION, LLC,


                                    by
                                       -------------------------------------
                                       Name:
                                       Title:

                                    WINSTAR COMMUNICATIONS, INC.,


                                    by
                                       -------------------------------------
                                       Name:
                                       Title:

                                    STATE STREET BANK AND TRUST COMPANY,
                                    as Collateral Agent,


                                    by
                                       -------------------------------------
                                       Name:
                                       Title:


                                    LUCENT TECHNOLOGIES INC.,
                                    individually and as Administrative Agent,



                                    by
                                       -------------------------------------
                                       Name:
                                       Title:



                                                                   Schedule 2.01

                                 Commitments

                                                Commitment
Lender                                            Amount
------                                            ------

Lucent Technologies Inc.                       $2,000,000,000


